Exhibit 4.16
Execution Version
Grab Holdings Limited
and
U.S. Bank Trust Company, National Association, as Trustee

INDENTURE
dated as of June 13, 2025
US$1,500,000,000 0.00% CONVERTIBLE SENIOR NOTES DUE 2030

TABLE OF CONTENTS
    PAGE
Section 1.01    Definitions    1
Section 1.02    References to Special Interest    14
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
Section 2.01    Designation and Amount    14
Section 2.02    Form of Notes    15
Section 2.03    Date and Denomination of Notes; Payments of Special Interest and Defaulted Amounts    15
Section 2.04    Execution, Authentication and Delivery of Notes    17
Section 2.05    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary    18
Section 2.06    Mutilated, Destroyed, Lost or Stolen Notes    22
Section 2.07    Temporary Notes    23
Section 2.08    Cancellation of Notes Paid, Converted, Etc    24
Section 2.09    CUSIP Numbers    24
Section 2.10    Additional Notes; Repurchases    24
Section 2.11    Appointment of Authenticating Agent    25
ARTICLE 3
SATISFACTION AND DISCHARGE
Section 3.01    Satisfaction and Discharge    25
ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY
Section 4.01    Payment of Principal and Special Interest    26
Section 4.02    Maintenance of Office or Agency    26
Section 4.03    Appointments to Fill Vacancies in Trustee’s Office    26
Section 4.04    Provisions as to Paying Agent    26
Section 4.05    Existence    28
Section 4.06    Annual and Other Reports    28
Section 4.07    Additional Amounts    28
Section 4.08    Stay, Extension and Usury Laws    31
Section 4.09    Compliance Certificate; Statements as to Defaults    31
Section 4.10    Further Instruments and Acts    32
ARTICLE 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE
Section 5.01    Lists of Holders    32
Section 5.02    Preservation and Disclosure of Lists    32
ARTICLE 6
DEFAULTS AND REMEDIES
i

Section 6.01    Events of Default    33
Section 6.02    Acceleration; Rescission and Annulment    34
Section 6.03    Special Interest    35
Section 6.04    Payments of Notes on Default; Suit Therefor    36
Section 6.05    Application of Monies Collected by Trustee    38
Section 6.06    Proceedings by Holders    39
Section 6.07    Proceedings by Trustee    40
Section 6.08    Remedies Cumulative and Continuing    40
Section 6.09    Direction of Proceedings and Waiver of Defaults by Majority of Holders    40
Section 6.10    Notice of Defaults and Events of Default    41
Section 6.11    Undertaking to Pay Costs    41
ARTICLE 7
CONCERNING THE TRUSTEE
Section 7.01    Duties and Responsibilities of Trustee    42
Section 7.02    Reliance on Documents, Opinions, Etc    44
Section 7.03    No Responsibility for Recitals, Etc    46
Section 7.04    Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes    47
Section 7.05    Monies to Be Held in Trust    47
Section 7.06    Compensation, Expenses and Indemnification of Trustee and Agents    47
Section 7.07    Officers’ Certificate as Evidence    49
Section 7.08    Eligibility of Trustee    49
Section 7.09    Resignation or Removal of Trustee    49
Section 7.10    Acceptance by Successor Trustee    50
Section 7.11    Succession by Merger, Etc    51
Section 7.12    Trustee’s Application for Instructions from the Company    51
ARTICLE 8
CONCERNING THE HOLDERS
Section 8.01    Action by Holders    52
Section 8.02    Proof of Execution by Holders    52
Section 8.03    Who Are Deemed Absolute Owners    52
Section 8.04    Company-Owned Notes Disregarded    53
Section 8.05    Revocation of Consents; Future Holders Bound    53
ARTICLE 9
HOLDERS’ MEETINGS
Section 9.01    Purpose of Meetings    54
Section 9.02    Call of Meetings by Trustee    54
Section 9.03    Call of Meetings by Company or Holders    54
Section 9.04    Qualifications for Voting    54
Section 9.05    Regulations    55
Section 9.06    Voting    55
Section 9.07    No Delay of Rights by Meeting    56

ARTICLE 10
SUPPLEMENTAL INDENTURES
Section 10.01    Supplemental Indentures Without Consent of Holders    56
Section 10.02    Supplemental Indentures with Consent of Holders    57
Section 10.03    [Reserved]    58
Section 10.04    Effect of Supplemental Indentures    58
Section 10.05    Notation on Notes    59
Section 10.06    Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee    59
ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
Section 11.01    Company May Consolidate, Etc. on Certain Terms    59
Section 11.02    Successor Corporation to Be Substituted    60
Section 11.03    Officers’ Certificate and Opinion of Counsel to Be Given to Trustee    60
ARTICLE 12
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS
Section 12.01    Indenture and Notes Solely Corporate Obligations    61
ARTICLE 13
[RESERVED]
ARTICLE 14
CONVERSION OF NOTES
Section 14.01    Conversion Privilege    61
Section 14.02    Conversion Procedure; Settlement Upon Conversion    61
Section 14.03    Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes    67
Section 14.04    Adjustment of Conversion Rate    70
Section 14.05    Adjustments of Prices    80
Section 14.06    Ordinary Shares to Be Fully Paid    80
Section 14.07    Effect of Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares    81
Section 14.08    Certain Covenants    83
Section 14.09    Responsibility of Trustee    83
Section 14.10    Notice to Holders Prior to Certain Actions    84
Section 14.11    Shareholder Rights Plans    85
Section 14.12    [Reserved]    85
Section 14.13    Exchange In Lieu Of Conversion    85
ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS
Section 15.01    Repurchase at Option of Holders    86
Section 15.02    Repurchase at Option of Holders Upon a Fundamental Change    88

Section 15.03    Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice    91
Section 15.04    Deposit of Repurchase Price or Fundamental Change Repurchase Price    91
Section 15.05    Covenant to Comply with Applicable Laws Upon Repurchase of Notes    92
ARTICLE 16
TAX REDEMPTION, OPTIONAL REDEMPTION AND CLEANUP REDEMPTION
Section 16.01    Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction    93
Section 16.02    Optional Redemption by the Company    95
Section 16.03    Cleanup Redemption    97
ARTICLE 17
MISCELLANEOUS PROVISIONS
Section 17.01    Provisions Binding on Company’s Successors    99
Section 17.02    Official Acts by Successor Corporation    99
Section 17.03    Addresses for Notices, Etc    99
Section 17.04    Governing Law; Jurisdiction    101
Section 17.05    Submission to Jurisdiction; Service of Process    101
Section 17.06    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee    102
Section 17.07    Legal Holidays    102
Section 17.08    No Security Interest Created    102
Section 17.09    Benefits of Indenture    102
Section 17.10    Table of Contents, Headings, Etc    103
Section 17.11    Execution in Counterparts    103
Section 17.12    Severability    103
Section 17.13    Waiver of Jury Trial    103
Section 17.14    Force Majeure    103
Section 17.15    Calculations    103
Section 17.16    Patriot Act    104

EXHIBITS

Exhibit AAuthorization Certificate    B-1

INDENTURE dated as of June 13, 2025 between Grab Holdings Limited, a Cayman Islands exempted company, as issuer (the “Company,” as more fully set forth in Section 1.01) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.00% Convertible Senior Notes due 2030 (the “Notes”), initially in an aggregate principal amount not to exceed US$1,500,000,000, subject to Section 2.10, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
Article 1
DEFINITIONS
Section 1.01Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“Additional Shares” shall have the meaning specified in Section 14.03(a).
“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agents” means the Paying Agent, the Transfer Agent, the Note Registrar, the Conversion Agent, any Authenticating Agent or any other agent, custodian or other Person employed to act hereunder, in each case, unless the Company is acting in such capacity.
“Authenticating Agent” shall have the meaning specified in Section 2.11.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Board Resolution” means a copy of a resolution certified by an Officer of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York, Singapore, the Cayman Islands or, in the case of a payment under this Indenture, the place of payment are authorized or obligated by law or executive order to close.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
“Cash Settlement” shall have the meaning specified in Section 14.02(a).
“Change in Tax Law” shall have the meaning specified in Section 16.01.
“Class A Ordinary Shares” means Class A ordinary shares of the Company, par value US$0.000001 per share.
“Class B Ordinary Shares” means Class B ordinary shares of the Company, par value US$0.000001 per share.
“Clause A Distribution” shall have the meaning specified in Section 14.04(c).
“Clause B Distribution” shall have the meaning specified in Section 14.04(c).
“Clause C Distribution” shall have the meaning specified in Section 14.04(c).
“Cleanup Redemption” shall have the meaning specified in Section 16.03(a).

“Cleanup Redemption Date” shall have the meaning specified in Section 16.03(a).
“Cleanup Redemption Notice” shall have the meaning specified in Section 16.03(b).
“Cleanup Redemption Price” shall have the meaning specified in Section 16.03(b).
“close of business” means 5:00 p.m. (New York City time).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Combination Settlement” shall have the meaning specified in Section 14.02(a).
“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means ordinary share capital or common stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Company Group” means the Company and its Controlled Entities.
“Company Notice” shall have the meaning specified in Section 15.01(a).
“Company Order” means a written order of the Company, signed by an Officer of the Company and delivered to the Trustee.
“Compliance Period End Date” shall have the meaning specified in Section 14.01.
“Consolidated Affiliated Entity” means, with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under International Financial Reporting Standards as issued by the International Accounting Standards Board (including any changes, amendments or supplements thereto).
“Controlled Entity” means, with respect to any Person, a Subsidiary or a Consolidated Affiliated Entity of such Person.
“Conversion Agent” shall have the meaning specified in Section 4.02.
“Conversion Date” shall have the meaning specified in Section 14.02(c).
“Conversion Obligation” shall have the meaning specified in Section 14.01.
“Conversion Price” means as of any time, US$1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01.
“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, Global Trust Services, 333 Commerce Street, Suite 900, Nashville, TN 37201, Attention: W. Jones (Corporate Trust Administrator for Grab Holdings Limited), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate in effect immediately after the close of business on such Trading Day and (b) the Daily VWAP for such Trading Day.
“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.
“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:
(a)cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and
(b)if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of Class A Ordinary Shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per Class A Ordinary Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GRAB US<EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Class A Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company, which may include any of the Initial Purchasers). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Default Settlement Method” shall have the meaning specified in Section 14.02(a)(iii).

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Designated Financial Institution” shall have the meaning specified in Section 14.13(a).
“Distributed Property” shall have the meaning specified in Section 14.04(c).
“DTC” means The Depository Trust Company, a New York corporation.
“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
“Event of Default” shall have the meaning specified in Section 6.01.
“Ex-Dividend Date” means the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Class A Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Election” shall have the meaning specified in Section 14.13(a).
“FATCA” shall have the meaning specified in Section 4.07(a)(i)(D).
“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note.
“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note.
“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note .
“Fractional Shares” shall have the meaning specified in Section 14.02(a).
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(c)(A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and any Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital representing more than 50% of the voting power of the Company’s ordinary share capital; or (B) the Permitted Holders, individually or in the aggregate, file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the then outstanding Class A Ordinary Shares; provided, however, that for purposes of clause (B), in calculating the beneficial ownership percentage of the Class A Ordinary Shares held by any Permitted Holder, (1) any Class A Ordinary Shares that any such party does not actually own, but instead “beneficially owns” solely as a result of “beneficially owning” any of the Company’s Class B Ordinary Shares and (2) any Class A Ordinary Shares (i) beneficially owned directly or indirectly by any Permitted Holder on the date hereof (including any Class A Ordinary Shares issued or issuable under employee benefit plans or upon conversion of the Company’s Class B Ordinary Shares) or (ii) issued or issuable by the Company to the Permitted Holders after the date of this Indenture, shall be excluded from both the numerator and denominator;
(d)the consummation of (A) any recapitalization, reclassification or change of the Class A Ordinary Shares (other than changes resulting from a subdivision or combination and changes to par value) as a result of which the Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Class A Ordinary Shares will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, Consolidated Affiliated Entities, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries or one of the Consolidated Affiliated Entities in which the Company has the right to exercise, directly or indirectly, 100% of the equity holders’ voting rights and where such sale, lease or transfer to such Consolidated Affiliated Entity does not result in the Company ceasing to derive substantially the same economic benefits from the sold, leased or transferred business operations as the Company derived from such business operations prior to such sale, lease or transfer; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction are entitled to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as their respective ownership of the Company’s voting securities immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
(e)the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(f)the Class A Ordinary Shares (or other Common Equity) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and neither the Class A Ordinary Shares nor any other Common Equity of the Company is listed or quoted on one of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) within one trading day of such cessation;
provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Class A Ordinary Shares, excluding cash payments for Fractional Shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity that are listed or quoted on one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions, such consideration, excluding cash payments for Fractional Shares and cash payments made pursuant to dissenters’ appraisal rights, becomes the Reference Property for the Notes.
“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).
“Global Note” shall have the meaning specified in Section 2.05(b).
“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.
“indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, would be reflected on the balance sheet of such Person as a liability on the date as of which indebtedness is to be determined.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Initial Purchasers” means The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch, J.P. Morgan Securities Asia Private Limited, Morgan Stanley Asia (Singapore) Pte. and MUFG Securities Americas Inc., as representatives of the several initial purchasers named in the Purchase Agreement.
“Last Reported Sale Price” of the Class A Ordinary Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange. If the Class A Ordinary Shares are not listed for trading on a Relevant Stock Exchange on such date, the “Last Reported Sale Price” shall be the last quoted bid price for the Class A Ordinary Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization, and, if the Class A Ordinary Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Class A Ordinary Shares on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.
“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b) or (d) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (d) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).
“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Class A Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Class A Ordinary Shares or in any options contracts or futures contracts relating to the Class A Ordinary Shares.
“Maturity Date” means June 15, 2030.
“Merger Event” shall have the meaning specified in Section 14.07(a).
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Notice of Conversion” shall have the meaning specified in Section 14.02(b).
“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Article 16 and prior to the close of business on the third Scheduled Trading Day prior to the relevant Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.
“Offering Memorandum” means the preliminary offering memorandum dated June 9, 2025, as supplemented by the pricing term sheet dated June 10, 2025, relating to the offering and sale of the Notes.
“Officer” means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company.
“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of any Treasurer or Assistant Treasurer, any Assistant Secretary

or General Counsel or the Controller of the Company. Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary assumptions, exceptions and qualifications as to matters set forth therein. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section 17.06.
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(i)Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(ii)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(iii)Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(iv)Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;
(v)Notes redeemed pursuant to Article 16; and
(vi)Notes repurchased by the Company, its Subsidiaries or Consolidated Affiliated Entities pursuant to the second and third sentences of Section 2.10.
“Paying Agent” shall have the meaning specified in Section 4.02.
“Paying Agent Office” means the designated office of the Paying Agent at which at any time this Indenture shall be administered, which office at the date hereof is the Corporate Trust Office.

“Permitted Holder” means (i) any holder or beneficial owner of the Company’s Class B Ordinary Shares as of the date hereof and permitted transferees of such holder or beneficial owner under the terms of the Company’s Class B Ordinary Shares as of the date hereof and (ii) any “group” within the meaning of Section 13(d) of the Exchange Act consisting of one or more such Persons referred to in clause (i) of this definition.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Physical Notes” means permanent certificated Notes in registered form issued in denominations of US$1,000 principal amount and integral multiples thereof.
“Physical Settlement” shall have the meaning specified in Section 14.02(a).
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Principal Share Register” means the principal register of members of the Company maintained by the Principal Share Registrar.
“Principal Share Registrar” means the share registrar engaged by the Company to maintain the principal register of members in Cayman Islands for the Class A Ordinary Shares, which shall initially be Continental Stock Transfer & Trust Co.
“Purchase Agreement” means that certain Purchase Agreement, dated June 10, 2025, among the Company and the Initial Purchasers.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Ordinary Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Class A Ordinary Shares (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).
“Redemption Date” means the Tax Redemption Date, Optional Redemption Rate or Cleanup Redemption Date, as the case may be.
“Redemption Notice” means the Tax Redemption Notice, Optional Redemption Notice or Cleanup Redemption Notice, as the case may be.
“Redemption Price” means the Tax Redemption Price, Optional Redemption Price or Cleanup Redemption Price, as the case may be.

“Redemption Reference Date” shall have the meaning specified in Section 14.03(g).
“Redemption Reference Price” shall have the meaning specified in Section 14.03(g).
“Reference Property” shall have the meaning specified in Section 14.07(a).
“Reference Property Unit” shall have the meaning specified in Section 14.07(a).
“Regulation S” means Regulation S under the Securities Act or any successor to such regulation.
“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).
“Repurchase Date” shall have the meaning specified in Section 15.01(a).
“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).
“Repurchase Notice” shall have the meaning specified in Section 15.01(a).
“Repurchase Price” shall have the meaning specified in Section 15.01(a).
“Relevant Stock Exchange” means The Nasdaq Global Select Market, or, if the Class A Ordinary Shares are not then listed on The Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust department of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, senior trust officer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by Persons who at the time shall be officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Class A Ordinary Shares are listed or admitted for trading. If the Class A Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Settlement Amount” has the meaning specified in Section 14.02(a)(v).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Settlement Method Election Deadline” shall have the meaning specified in Section 14.02(a)(iii).
“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).
“Share Price” shall have the meaning specified in Section 14.03(c).
“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act. Each of the Company’s Consolidated Affiliated Entities and their Subsidiaries will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.
“Special Interest” means all amounts, if any, payable pursuant to Section 6.03.
“Special Interest Payment Date” means each June 15 and December 15 of each year (or if the relevant date is not a Business Day, the immediate following Business Day), beginning on December 15, 2025.
“Special Interest Record Date,” with respect to any Special Interest Payment Date, shall mean June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Special Interest Payment Date, respectively
“Specified Dollar Amount” means the maximum cash amount per US$1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)).
“Spin-Off” shall have the meaning specified in Section 14.04(c).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. For the avoidance of doubt, the term “Subsidiary” or “Subsidiaries” shall include the Company’s Consolidated Affiliated Entities, including its variable interest entities and their Subsidiaries.
“Successor Company” shall have the meaning specified in Section 11.01(a).
“Tax Redemption” shall have the meaning specified in Section 16.01.

“Tax Redemption Date” shall have the meaning specified in Section 16.01.
“Tax Redemption Notice” shall have the meaning specified in Section 16.01.
“Tax Redemption Price” shall have the meaning specified in Section 16.01.
“Tender/Exchange Offer Consideration” shall have the meaning specified in Section 14.04(e).
“Trading Day” means a day on which (i) trading in the Class A Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on the Relevant Stock Exchange or, if the Class A Ordinary Shares (or such other security) are not then listed on a Relevant Stock Exchange, on the principal other market on which the Class A Ordinary Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Class A Ordinary Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Class A Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided further, that for the purposes of determining the settlement amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Class A Ordinary Shares generally occurs on The NASDAQ Global Select Market or, if the Class A Ordinary Shares are not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares are then listed or admitted for trading, except if the Class A Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a “Business Day.”
“transfer” shall have the meaning specified in Section 2.05(c).
“Transfer Agent” shall have the meaning specified in Section 2.05(a).
“Trigger Event” shall have the meaning specified in Section 14.04(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“U.S. Person” shall have the meaning as such term is defined under Regulation S.
“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.02References to Special Interest. Unless the context otherwise requires, any reference to interest or special interest on, or in respect of, any Note in this Indenture shall refer solely to Special Interest if, in such context, Special Interest is, was or would be payable pursuant to Section 6.03.
Article 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
Section 2.01Designation and Amount. The Notes shall be designated as the “0.00% Convertible Senior Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$1,500,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.
Section 2.02Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby.

Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03Date and Denomination of Notes; Payments of Special Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof. Each Note shall be dated the date of its authentication. The Notes shall not bear regular cash interest, and the principal amount will not accrete. Accrued Special Interest, if any, on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
(a)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Special Interest Record Date with respect to any Special Interest Payment Date shall be entitled to receive the Special Interest payable on such Special Interest Payment Date. Any Special Interest (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States of America, which shall initially be the Corporate Trust Office, and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay or cause the Paying Agent (to the extent funded by the Company) to pay Special Interest (i) on any Physical Notes, to Holders holding Physical Notes by wire transfer in immediately available funds to that Holder’s account within the United States, if such Holder has provided the Trustee or Note Registrar with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(b)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate per annum borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date; provided that the Trustee has received such notice at least three Business Days prior to the date such notice is to be sent (or such shorter period as shall be acceptable to the Trustee). Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.
(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.
(iii)For the avoidance of doubt, if any Defaulted Amounts, together with any required default interest, are paid to Holders in accordance with the terms of this Indenture prior to (A) the expiration of any applicable grace period with respect to the default in the relevant payment set forth in Section 6.01 or (B) if later, the delivery of any related notice of acceleration, such payment default shall be deemed cured and the Notes shall not be subject to acceleration on account of such payment default.
Section 2.04Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of one or more of its Officers or any of its Executive or Senior Vice Presidents. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit B (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (and/or facsimile) signatures of its active authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the relevant authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
The Company Order shall specify the amount of Notes to be authenticated, and the applicable rate at which any Special interest will accrue on such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).
The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section (a) unless and until it receives from the Company a Company Order instructing it to so authenticate and deliver such Notes and an Officers’ Certificate and an Opinion of Counsel in accordance with Section 17.06 hereof; (b) if the Trustee determines that such action may not lawfully be taken; or (c) if the Trustee determines that such action would expose the Trustee to personal liability, unless indemnity and/or security and/or pre-funding satisfactory to the Trustee against such liability is provided to the Trustee and the Note Registrar.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note, executed manually by an authorized signatory of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
Section 2.05Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Paying Agent Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. U.S. Bank Trust Company, National Association, is hereby initially appointed the “Note Registrar” and “Transfer Agent” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Prior to the Distribution Compliance Period End Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legend as may be required by this Indenture. Following the Distribution Compliance Period End Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legend required by Section 2.05(c).
All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Trustee, the Transfer Agent, the Conversion Agent, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or similar governmental charge required in connection therewith.
None of the Company, the Trustee, the Conversion Agent, the Transfer Agent, the Paying Agent, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
Neither the Note Registrar nor the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note

(including any transfers between or among direct or indirect participants in any Global Note) other than to require delivery of such certificates as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.
(a)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not through the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(b)Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) shall be subject to the restrictions on transfer set forth in the legend set forth below as long as it applies. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO NOT OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, EXCEPT (A) TO GRAB HOLDINGS LIMITED (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT ARE “QUALIFIED INSTITUTIONAL BUYERS” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF (INCLUDING ANY ACQUISITION OF ANY INTEREST HEREIN) PRIOR TO THE DISTRIBUTION COMPLIANCE PERIOD END DATE, THE HOLDER HEREOF REPRESENTS THAT (1) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, (2) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES

ACT) AND (3) IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.
No transfer of any Note prior to the Distribution Compliance Period End Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
For the avoidance of doubt, the restriction on transfer set forth in the legend above will not apply in respect of transfers of the Notes after the Distribution Compliance Period End Date.
Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall notify the Trustee promptly of the removal of the restrictive legend and after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the applicable procedures of the Depositary.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as securities depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate, Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee or any Agent shall have any responsibility or liability for the payment of amounts to beneficial holders, any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and beneficial owners.
(c)Any certificate representing the Class A Ordinary Shares represented thereby issued upon conversion of a Note shall not bear any restrictive legend.

(d)Any Note or Class A Ordinary Shares issued upon the conversion or exchange of any Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding the resale) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in a transaction that results in such securities being freely transferable by the purchaser thereof. Any Note that is repurchased by the Company or by any of its Subsidiaries or Consolidated Affiliated Entities shall be considered outstanding (except as forth in Section 8.04 hereof) until such time as the Company or any of its Subsidiaries or Consolidated Affiliated Entities deliver such Notes to the Trustee for cancellation in accordance with Section 2.08.
Section 2.06Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a written request from the Company, the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security, pre-funding and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security, pre-funding and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith. In case any Note that has matured or is about to mature or has been surrendered for repurchase (and not withdrawn) in accordance with Article 15 or has been selected for redemption in accordance with Article 16 or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security, pre-funding and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee, evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.
Section 2.07Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee shall upon receipt of a Company Order authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
Section 2.08Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries, Consolidated Affiliated Entities or Affiliates), to be delivered and surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation and disposition to the Company, at the Company’s written request in a Company Order.
Section 2.09CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers, as applicable.
Section 2.10Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, the issue date and Special Interest accrued, if any, and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes in respect of the Compliance Period End Date that is applicable to such additional Notes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters required by Section 17.06. In addition, the Company may, to the extent permitted by law, and without the consent of the Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries, Consolidated Affiliated Entities or through a private or public tender or exchange offer or through counterparties to private agreements. The Notes repurchased by the Company or by any of its Subsidiaries or Consolidated Affiliated Entities shall not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and shall be considered outstanding (except as set forth in Section 8.04 hereof) until such time as the Company or any of its Subsidiaries or Consolidated Affiliated Entities deliver such Notes to the Trustee for cancellation in accordance with Section 2.08. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and will continue to be considered outstanding for purposes of this Indenture, subject to the provisions of Section 8.04.
Section 2.11Appointment of Authenticating Agent. As long as any Notes remain outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an authenticating agent (an “Authenticating Agent”), which shall be authorized to act on behalf of the Trustee to authenticate Notes pursuant to this Indenture. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Such Authenticating Agent shall at all times be a Person that is eligible to act as such and that has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 2.11, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
Article 3
SATISFACTION AND DISCHARGE
Section 3.01Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate be discharged and shall cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited cash with the Trustee and/or delivered to Holders (solely to satisfy the Company’s Conversion Obligation, if applicable) Class A Ordinary Shares, sufficient to pay all of (or satisfy such Conversion Obligation in respect of) the outstanding Notes, as the case may be, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, the Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise; (b) if the Company has deposited cash with the Trustee, the Trustee has received irrevocable instruction from the Company to make a payment on (or to satisfy such Conversion Obligation in respect of) the outstanding Notes, as the case may be, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, the Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
Article 4
PARTICULAR COVENANTS OF THE COMPANY
Section 4.01Payment of Principal and Special Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
Section 4.02Maintenance of Office or Agency. The Company will maintain in the contiguous United States of America, an office or agency (which will be the Corporate Trust Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (the “Paying Agent”) or for conversion (the “Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States; provided, however, that the Trustee shall not be deemed an agent of the Company for service of legal process.
The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States of America, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates U.S. Bank Trust Company, National Association, as the Paying Agent, Note Registrar, Transfer Agent and Conversion Agent and the Corporate Trust Office and the office or agency of U.S. Bank Trust Company, National Association in the contiguous United States of America, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
Section 4.03Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a trustee, so that there shall at all times be a trustee hereunder.
Section 4.04Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, the Notes for the benefit of the Holders of the Notes;
(ii)that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, the Notes when the same shall be due and payable; and
(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if

applicable) of, or accrued and unpaid Special Interest, if any, on, the Notes, deposit with the Paying Agent a sum in immediately available funds sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid Special Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on the relevant due date.
(a)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid Special Interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid Special Interest, if any, on, the Notes when the same shall become due and payable.
(b)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts. Upon the occurrence of any event specified in Section 6.01(h) or (i), the Trustee shall automatically become the Paying Agent.
(c)Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, or in satisfaction of its Conversion Obligation with respect to, any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or Special Interest, if any, has become due and payable or such Conversion Obligation has become due shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money or property, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Trustee with written notice of any change to its name, jurisdiction of incorporation or change to its corporate organization.
Section 4.06Annual and Other Reports. (a) The Company shall provide to the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents, or reports, or portions thereof, with respect to which the Company has received (or is actively seeking in good faith and has not been denied), confidential treatment) (giving effect to all grace periods under the Exchange Act, including any applicable grace period provided by Rule 12b-25 under the Exchange Act (“Rule 12b-25”) or any successor rule, which grace period, for the avoidance of doubt, shall be deemed applicable whether or not the Company checks the box in the relevant Rule 12b-25 filing indicating that it expects to file such report within the applicable Rule 12b-25 grace period). Any such document that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be provided to the Trustee for purposes of this Section 4.06(a) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.
(a)Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).
Section 4.07Additional Amounts. (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of Special Interest, if any, and payments of cash and/or deliveries of Class A Ordinary Shares upon conversion of the Notes (together with payments of cash for any Fractional Shares or other consideration), shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (including any penalties and interest related thereto) imposed or levied by or within the Cayman Islands or any other jurisdiction in which the Company or any successor to the Company is, for tax purposes, incorporated, organized or resident or doing business or through which payment is made or deemed made (and in each case, any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required with respect to any such payments or deliveries, the Company shall pay to the Holder of each Note such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:
(i)for or on account of:
(A)any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(1)the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely acquiring or holding such Note, receiving cash and/or Class A Ordinary Shares (together with payments of cash for any Fractional Shares or other consideration) due upon conversion of such Note or the receipt of payments of the enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;
(2)the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) or Special Interest, if any, on such Note or the payment of cash and/or the delivery of Class A Ordinary Shares (together with payments of cash for any fractional Class A Ordinary Shares or other consideration) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for;
(3)the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed in writing to the Holder, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or

(4)the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Taxing Jurisdiction, unless such Note could not have been presented for payment elsewhere;
(B)any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;
(C)any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;
(D)any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law, regulation or other official guidance enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or
(E)any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C) or (D); or
(ii)with respect to any payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or Special Interest, if any, on such Note, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.
(a)If the Company becomes obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company shall deliver to the Trustee and the Paying Agent, if other than the Trustee, on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee and the Paying Agent promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable; provided that no such Officers’ Certificate will be required prior to any date of payment of principal of or Special Interest, if any, on the Notes if there has been no change with respect to the matters set forth in a prior Officers’ Certificate. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and the Paying Agent (if other than the Trustee) shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and the Paying Agent (if other than the Trustee) with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.
(b)Any reference in this Indenture or the Notes in any context to the payment of cash and/or delivery of Class A Ordinary Shares (together with payment of cash for any fractional Class A Ordinary Shares) or the payment of principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and any Special Interest on any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.07.
(c)Notwithstanding any other provisions to the contrary, the Company, the Trustee and the Paying Agent shall be entitled to make any withholding or deduction pursuant to FATCA.
(d)If the Company or its successor is required to make any deductions or withholding from any payments or deliveries with respect to the Notes, it will deliver to the Trustee and the Paying Agent, if other than the Trustee, official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so deducted or withheld or, if official receipts are not obtainable, an Officers’ Certificate and any other relevant documentation evidencing the payment of any applicable taxes so deducted or withheld.
Section 4.08Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or any Special Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.09Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2025) an Officers’ Certificate stating that the Company has fulfilled its obligations hereunder, and whether the authorized Officers thereof have knowledge of any Event of Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof.
In addition, the Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officers’

Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if the Default or Event of Default has been cured (or deemed cured) or waived prior to the date that such notice is due. The Trustee shall have no responsibility to take any steps to ascertain whether any Event of Default or Default has occurred, and until (i) a Responsible Officer of the Trustee has received an Officers’ Certificate regarding such an occurrence, or (ii) the Trustee has received written notice at the Corporate Trust Office from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding regarding such an occurrence and such notice references the Notes, this Indenture and the Company, the Trustee is entitled to assume, without liability, that no Default or Event of Default or Default has occurred.
Section 4.10Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Article 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE
Section 5.01Lists of Holders. If the Trustee is not the Note Registrar, the Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 5 days after each June 1 and December 1 in each year beginning with December 1, 2025, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 5.02Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
Article 6
DEFAULTS AND REMEDIES
Section 6.01Events of Default. The following events shall be “Events of Default” with respect to the Notes:
(a)default in payment of any Special Interest or Additional Amounts, if any, on any Note when due and payable and the default continues for a period of 30 days;

(b)default in the payment of principal of any Note when due and payable on the Maturity Date, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(c)failure by the Company to comply with the Company’s obligations to convert the Notes in accordance with the terms of this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of, and such exercise of the Holder’s conversion right is not rescinded within, five Business Days;
(d)failure by the Company to comply with its obligations under Article 11;
(e)failure by the Company to comply with its notice obligations under Section 15.02(c), Section 14.03(a) or Section 14.03(g), in each case, when due and such failure continues for a period of five Business Days;
(f)failure by the Company for 60 days after written notice (which notice must specify the relevant Default or Event of Default, demand that it be remedied and state that such notice is a “Notice of an Event of Default”) from the Trustee to the Company, or from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to the Company and the Trustee, has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;
(g)default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$100 million (or the foreign currency equivalent thereof) in the aggregate by the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, with such failure continuing after the expiration of any grace period or extension of time for payment applicable thereto;
(h)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;
(i)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or
(j)a final judgment for the payment of US$100 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not paid, bonded or otherwise discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.
Each of the Company’s Consolidated Affiliated Entities shall be deemed to be a “Subsidiary” for purposes of the definition of “Significant Subsidiary” in Article 1, Rule 1-02 of Regulation S-X. For the avoidance of doubt, for purposes of clause (g) above, “indebtedness for borrowed money” shall not include any obligation due under any foreign exchange, currency option, currency swap or other similar transaction.
For the avoidance of doubt, any failure by the Company to provide any notice under this Indenture other than as set forth in clause (e) above shall be subject to clause (f) above (including the 60-day cure period contained therein), and any related Event of Default shall be deemed cured upon delivery of such notice to the applicable recipient prior to (i) the expiration of such 60-day period or (ii) if later, the delivery of a notice of acceleration with respect to such Event of Default, in each case whether or not the events or circumstances that are the subject of such notice have already occurred at the time such notice is given.
Section 6.02Acceleration; Rescission and Annulment. Subject to Section 6.03 hereof, if one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by the Holders) may, and the Trustee at the request of such Holders accompanied by security, pre-funding and/or indemnity satisfactory to the Trustee and otherwise subject to the limitations set forth herein shall, declare 100% of the principal of, and accrued and unpaid Special Interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Indenture or in the Notes to the contrary. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or any of its Significant Subsidiaries of the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid Special Interest, if any, on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee. If an Event of Default occurs and is continuing, the Agents and any other agents of the Company appointed under this Indenture will be required to act on the direction of the Trustee.
The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid Special Interest, if any, upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid Special Interest, if any, only to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate per annum borne by the Notes plus one percent) and amounts due to the Trustee and the Agents pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid Special Interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, and amounts due to the Trustee pursuant to Section 7.06 have been paid, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid Special Interest, if any, on any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.
Section 6.03Special Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) shall after the occurrence of such an Event of Default (which occurrence will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 6.01(f)) consist exclusively of the right to receive Special Interest on the Notes at a rate equal to:
(a)0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred; and

(b)if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such an Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 360th day immediately following, and including, the date on which such Event of Default first occurred.
In no event shall Special Interest accrue on the Notes on any day under this Indenture at an annual rate accruing in excess of 0.50%, in the aggregate, for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.
If the Company so elects, such Special Interest shall be payable in the manner set forth on the Notes and this Indenture. On the 361st day after such Event of Default (if the Event of Default with respect to the Company’s obligations under Section 4.06(a) is not cured or waived prior to such 361st day), the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Special Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Special Interest when due, the Notes shall be subject to declaration of acceleration as provided in Section 6.02.
In order to elect to pay Special Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to declaration of acceleration as provided in Section 6.02.
For the avoidance of doubt, if (x) the Company timely elects to pay the Special Interest as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations as described above, (y) the Company pays such Special Interest in accordance with this Indenture and (z) the Company files the delinquent reports that were required to be filed and gave rise to the relevant Event of Default prior to the 361st day after the occurrence of such Event of Default (or prior to the delivery of any related notice of acceleration on or after such 361st day), such Event of Default will be deemed cured and the Notes will not be subject to acceleration as a result of the initial failure to comply with its reporting obligations under this Indenture.
Section 6.04Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee acting on behalf of the Holders or at the written request of Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 and subject to indemnity and/or security and/or pre-funding satisfactory to the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and Special Interest, if any, with interest on any overdue principal and Special Interest, if any, at the rate per annum borne by the Notes at such time plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid Special Interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, or expenses and disbursements and advances of the Trustee, including the reasonably incurred expenses and disbursements of its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for compensation and expenses, advances and disbursements (including the reasonably incurred fees, expenses, advances and disbursements of agents and counsel), and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of compensation and expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee (including the reasonably incurred expenses, disbursements and advances of its agents and counsel), be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.05Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due to the Trustee, including to its agents and counsel, hereunder and any payments due to the Agents, including, without limitation, the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar hereunder;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of Special Interest, if any, on, the Notes in default in the order of the date due of the payments of such Special Interest, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time (including, without duplication, any additional interest on such overdue payments pursuant to Section 6.04) plus one percent, such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and Special Interest, if any, with interest on the overdue principal and, to the extent that such Special Interest has been collected by the Trustee, upon overdue installments of interest at the rate per annum borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and the cash due upon conversion) and Special Interest, if any, without preference or priority of principal over interest, if any, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid Special Interest, if any; and
Fourth, to the payment of the remainder, if any, to the Company.
Section 6.06Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price) or Special Interest, if any, when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)such Holders shall have offered and, if requested, provided to the Trustee such security and/or indemnity and/or pre-funding satisfactory to it against any loss, liability or expense to be incurred therein or thereby;
(d)the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity and/or pre-funding, shall have not complied with such written request of the Holders to institute any such action, suit or proceeding; and
(e)no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this

Indenture to affect, disturb or prejudice the rights of any other Holder (it being further understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid Special Interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
Section 6.07Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law; provided that the Trustee will not be bound to make any such proceeding unless (i) it shall have been so directed in writing by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, (ii) it shall have been indemnified, pre-funded and/or secured to its satisfaction and (iii) the Trustee is satisfied that the act or exercise of any of the rights or powers vested in it by this Indenture will not result in any of its directors, officers, employees or agents incurring personal liability.
Section 6.08Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described herein, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or violating applicable law, or if it is not provided with security and/or indemnity and/or pre-funding to its satisfaction, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being further understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to any other Holders). In addition, the Trustee will not be required to expend its own funds under any circumstances. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid Special Interest, if any, on, or the principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.10Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing, the Trustee shall, within 90 days after a Responsible Officer receives written notice or obtains knowledge of the occurrence and continuance of such Default or Event of Default, send to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults so notified in writing; provided that the Trustee shall not be deemed to have knowledge of any occurrence of a Default or Event of Default unless a Responsible Officer of the Trustee receives at its Corporate Trust Office written notification of such Default or Event of Default describing the circumstances of such Default or Event of Default and identifying the Company, this Indenture and the applicable Notes. Except in the case of a Default in the payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid Special Interest, if any, on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee (in its sole discretion) in good faith determines that the withholding of such notice is in the interests of the Holders.
Section 6.11Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess costs, including attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by or against the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid Special Interest, if any, on any Note (including, but not limited to, the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.
Article 7
CONCERNING THE TRUSTEE
Section 7.01Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which the Trustee has written notice or actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default, of which the Trustee has actual written notice, has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against the losses, costs, liabilities or expenses that might be incurred by it in compliance with such request or direction.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)prior to the occurrence of an Event of Default of which the Trustee has written notice or actual knowledge and after the curing or waiving of all Events of Default that may have occurred:
(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined in a final non-appealable decision of a court of competent jurisdiction, the Trustee may conclusively and without liability rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein);
(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved in a final non-appealable decision in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)All cash received by the Trustee shall be placed in a non-interest bearing trust account, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder;
(h)in the event that the Trustee or any of its affiliates is also acting as an Agent hereunder, the rights immunities, privileges, disclaimers from liability and protections (including the right to compensation and indemnity) afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Agent;
(i)the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder;
(j)the Trustee shall be under no obligation to enforce any of the provisions of this Indenture unless it is instructed in writing by Holders of at least 25% of the aggregate principal amount of outstanding Notes and is provided with security and/or indemnity and/or pre-funding satisfactory to it;
(k)the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against any costs, expenses and liabilities that might be incurred by it in compliance with such requests or direction.
(l)before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel prepared and delivered at the cost of the Company conforming to Section 17.06 and the Trustee and the Agents may rely conclusively on such certificate or opinion and will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;
(m)in connection with the exercise by it of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory; and
(n)the Trustee is not obliged to do or omit to do anything which in its reasonable opinion, would or may be illegal or would constitute a breach of any duty of confidentiality, or any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee is subject. The Trustee may without liability to do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulations.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 7.02Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
(a)the Trustee may conclusively and without liability rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the General Counsel or a member of the Board of Directors of the Company;
(c)the Trustee may consult with counsel or other professional advisors of its selection and require an Opinion of Counsel and any written or verbal advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(e)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;
(f)the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)under no circumstances and notwithstanding any contrary provision included herein, neither the Trustee, the Paying Agent, the Conversion Agent, the Note Registrar nor any other Agent shall be responsible or liable for special, indirect, punitive, or consequential damages or loss of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any of them have been advised of the likelihood of such loss or damage and regardless of the form of action; this provision shall remain in full force and effect notwithstanding the discharge of the Notes, the termination of this Indenture or the resignation, replacement or removal of the Trustee, the Paying Agent, the Conversion Agent, the Note Registrar, or any other Agent;
(h)the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York; furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power;
(i)The Trustee shall not be deemed to have knowledge of any Default or Event of Default with respect to the Notes, unless a written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 17.03 and such notice specifies the applicable Default or Event Default and references the Company, this Indenture and the applicable Notes;
(j)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
(k)the Trustee may request that the Company deliver Officers’ Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificates may be signed by any Person authorized to sign an Officers’ Certificate, as the case may be, including any Person specified as so authorized in any such certificate previously delivered and not superseded;
(l)the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;
(m)the Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction, in accordance with Section 6.09, of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any power conferred by this Indenture;

(n)the Trustee shall not be responsible or any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness of such information; and
(o)neither the Trustee nor any Agent thereof shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 7.03No Responsibility for Recitals, Etc. The recitals, statements, warranties and representations contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the accuracy or correctness of the same or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the offering memorandum, prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to any of the Notes.
Section 7.04Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may engage in business and contractual relationships with the Company or its Affiliates and may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.
Section 7.05Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust or by the Paying Agent hereunder need not be segregated from other funds or property except to the extent required by law. Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money received by it hereunder.
Section 7.06Compensation, Expenses and Indemnification of Trustee and Agents. (a) The Company covenants and agrees to pay to the Trustee, in each capacity under this Indenture, from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the

Trustee and the Company (which sum shall be paid free and clear of any set-off and counterclaim), and the Company will pay or reimburse the Trustee upon its request for all documented expenses, disbursements and advances, in each case, incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the documented compensation and the reasonably incurred expenses, disbursements and advances of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee (which for the purposes of this Section 7.06 shall be deemed to include its officers, directors, agents and employees) in any capacity under this Indenture (including without limitation as Note Registrar, Transfer Agent, Conversion Agent and Paying Agent) and any other document or transaction entered into in connection herewith, and to hold it harmless against, any loss, claim, damage, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)(whether arising from third-party claims or claims by or against the Company), incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability (including, without limitation, any and all reasonable attorney’s fees and expenses). The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee or any Agent and to pay or reimburse the Trustee or such Agent for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee or an Agent hereunder, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s or an Agent’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnity under this Section 7.06(a) is payable upon demand by the Trustee. The obligation of the Company under this Section 7.06(a) shall survive the satisfaction and discharge of the Notes, the termination or discharge of this Indenture and the resignation, replacement or removal or the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. If a Default or Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Company and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company will pay such additional remuneration as the Company and the Trustee may separately agree in writing.

(a)The Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under this Indenture, and the Company agrees promptly to pay such compensation and to reimburse the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar for its documented out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by it in connection with the services rendered by it under this Indenture. The Company hereby agrees to indemnify the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar and their respective officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of counsel), including the costs and expenses of defending themselves against any claim of liability, reasonably incurred without gross negligence or willful misconduct on its part, as determined by a final, non-appealable decision of a court of competent jurisdiction, arising out of or in connection with its acting as the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar hereunder (whether arising from third-party claims or claims by or against the Company). The indemnity under this Section 7.06(b) is payable upon demand by the applicable Agent. The obligations of the Company under this paragraph (b) shall survive the payment of the Notes, the termination or discharge of this Indenture and the resignation, replacement or removal of the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar. The indemnification provided in this Section 7.06(b) shall extend to the officers, directors, agents and employees of the Agents. Subject to Section 7.02(e), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Agent, shall not affect indemnification of the Agent.
(b)Without prejudice to any other rights available to the Agent under applicable law, when the Agent and its agents incur expenses or render services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. If a Default or Event of Default shall have occurred or if the Agent finds it expedient or necessary or is requested by the Company and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Agent’s normal duties under this Indenture, the Company will pay such additional remuneration as the Company and the Agent may separately agree in writing.
Section 7.07Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least

US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 7.09Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 30 days written notice of such resignation to the Company and by delivering notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the delivering of such notice of resignation to the Holders, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, and at the expense of the Company, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(a)In case at any time any of the following shall occur:
(i)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b)The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(c)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
Section 7.11Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.12Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
Article 8
CONCERNING THE HOLDERS
Section 8.01Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
Section 8.02Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Transfer Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid Special Interest, if any, on such Note, for the purpose of conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Transfer Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Class A Ordinary Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or Class A Ordinary Shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such owner’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
Section 8.04Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary or Consolidated Affiliated Entity or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary or Consolidated Affiliated Entity (each, a “Company Affiliate”) shall be disregarded and deemed not to be outstanding for the purpose of any such determination, unless the Company, any Company Affiliate and/or such other obligor owns all the Notes; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary or Consolidated Affiliated Entity or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary or Consolidated Affiliated Entity. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Within five days of acquisition of the Notes by any of the above described persons or entities or at the request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 8.05Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
Article 9
HOLDERS’ MEETINGS
Section 9.01Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02Call of Meetings by Trustee. The Trustee may (in its sole discretion and without obligation) at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine, including virtually. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy (including virtually) or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.
Section 9.04Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.
Section 9.06Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10
SUPPLEMENTAL INDENTURES
Section 10.01Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time amend or supplement this Indenture and the Notes without prior notice to or the consent of any Holder of the Notes for one or more of the following purposes:
(a)to cure any ambiguity, omission, defect or inconsistency;
(b)to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11 and the Notes;
(c)to add guarantees or any credit enhancements of similar nature with respect to the Notes;
(d)to secure the Notes;
(e)to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;
(f)upon the occurrence of any transaction or event described in Section 14.07(a), to (i) provide that the Notes are convertible into Reference Property, subject to Section 14.02, and (ii) effect the related changes to the terms of the Notes described under Section 14.07(a), in each case, in accordance with Section 14.07;
(g)to make any change that does not adversely affect the rights of any Holder, as such, in any material respect;
(h)provide for or confirm the issuance of additional Notes pursuant to the terms of this Indenture;
(i)to comply with the rules of any applicable securities depositary, including the DTC;
(j)to evidence and provide for the acceptance of the appointment of a successor trustee in accordance with this Indenture;
(k)to adjust the Conversion Rate as provided in this Indenture;
(l)to change the default settlement method or irrevocably elect a settlement method; or
(m)to conform the provisions of this Indenture or the Notes to the “Description of the Notes” section of the Offering Memorandum.

After an amendment under this Indenture becomes effective, the Company is required to deliver to the Holders (with a copy to the Trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such amendment or supplement to this Indenture or the Notes, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, indemnities, or immunities under this Indenture or otherwise.
Any amendment or supplement to this Indenture or the Notes authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or the Notes or modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall, among other things:
(a)reduce the amount of Notes whose Holders must consent to an amendment or waiver;
(b)reduce the rate of or extend the stated time for payment of Special Interest, if any, on any Note;
(c)reduce the principal of or extend the stated Maturity Date of any Note;
(d)make any change that adversely affects the conversion rights of any Notes (subject to such modifications as are required under this Indenture);
(e)reduce the Repurchase Price payable on the Repurchase Date, the Fundamental Change Repurchase Price or the Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)make any Note payable, or at a place of payment, in money other than that stated in the Notes;
(g)adversely affect the ranking of the Notes as senior unsecured indebtedness of the Company;
(h)impair the right of any Holder to receive payment of principal and Special Interest, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;
(i)change the Company’s obligation to pay Additional Amounts on any Note; or
(j)make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted by the terms of this Indenture and not contrary to law or (ii) such supplemental indenture affects the Trustee’s own rights, duties, indemnities, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under this Section 10.02, the Company shall send to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.
Section 10.03[Reserved].
Section 10.04Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.05Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 10.06Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and with respect to such Opinion of Counsel, that such supplemental indenture is the valid and binding obligation of the Company enforceable in accordance with its terms, subject to customary exceptions and qualifications.
Article 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
Section 11.01Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company, its Subsidiaries and its Consolidated Affiliated Entities, taken as a whole, to another Person, unless:
(a)the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation validly organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda or Singapore and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07);
(b)if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such transaction, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the execution and delivery of the supplemental indenture do not conflict with the requirements set forth in this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied, subject to customary assumptions, qualifications and exceptions;
(c)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries or Consolidated Affiliated Entities of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries or Consolidated Affiliated Entities, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated assets of the Company to another Person.

Section 11.02Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid Special Interest, if any, on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.
In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
Section 11.03Officers’ Certificate and Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, that all conditions precedent thereto have been satisfied and that the Notes and such supplemental indenture are the legal, valid and binding obligations of the Successor Company, enforceable against it in accordance with its terms, subject to customary assumptions, qualifications, and exceptions.

Article 12
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS
Section 12.01Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid Special Interest, if any, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
Article 13
[RESERVED]
Article 14
CONVERSION OF NOTES
Section 14.01Conversion Privilege. Holders may not convert the Notes at any time on or prior to the 40th day following the last date of original issuance of the Notes (such date, the “Compliance Period End Date”). After the Compliance Period End Date, subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral multiple of US$1,000 in excess thereof) of such Note, at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date at an initial conversion rate of 152.6252 Class A Ordinary Shares (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per US$1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). For the avoidance of doubt, “Conversion Rate” as of a particular date without setting forth a particular time on such date shall mean the Conversion Rate immediately after the close of business on such date.
Section 14.02Conversion Procedure; Settlement Upon Conversion. (a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, cash (“Cash Settlement”), Class A Ordinary Shares together with cash, if applicable, in lieu of delivering any fractional Class A Ordinary Shares (“Fractional Shares”) (in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”)) or a combination of cash and Class A Ordinary Shares, together with cash, if applicable, in lieu of delivering any Fractional Shares in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at the Company’s election.

(i)All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the third Scheduled Trading Day prior to the related Redemption Date, as applicable, and all conversions for which the relevant Conversion Date occurs on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date will be settled using the same Settlement Method.
(ii)Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the close of business on the third Scheduled Trading Day prior to the related Redemption Date, as applicable, and any conversions for which the relevant Conversion Date occurs on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.
(iii)If, in respect of any Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs after the date of issuance of a related Redemption Notice with respect to the Notes and prior to the close of business on the third Scheduled Trading Day prior to the related Redemption Date, in such Redemption Notice or on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, no later than the 45th Scheduled Trading Day immediately preceding the Maturity Date, as the case may be), the Company elects a Settlement Method, the Company shall deliver a written notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be) to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs after the date of issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the third Scheduled Trading Day prior to the related Redemption Date in such Redemption Notice or on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, no later than the 45th Scheduled Trading Day immediately preceding the Maturity Date) (in each case, the “Settlement Method Election Deadline”). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement and the Company shall be deemed to have elected Physical Settlement in respect of the Company’s Conversion Obligation (such settlement method, the “Default Settlement Method” initially elected by the Company). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per US$1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per US$1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per US$1,000 principal amount of Notes shall be deemed to be US$1,000.

(iv)The Company may, by written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, change the Default Settlement Method or elect to irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a Specified Dollar Amount per US$1,000 principal amount of Notes of US$1,000 or with an ability to continue to set the Specified Dollar Amount per US$1,000 principal amount of Notes at or above any specific amount set forth in such election notice, that will apply to all Note conversions with a Conversion Date that is on or after the date the Company sends such notice. If the Company changes the Default Settlement Method or elects to irrevocably fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per US$1,000 principal amount of Notes at or above a specified amount, the Company shall, after the date of such change or election, as the case may be, notify Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant Settlement Method Election Deadline for such conversion or conversions, or, if the Company does not timely notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Specified Dollar Amount, such Specified Dollar Amount shall be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such Specified Dollar Amount shall be deemed to be US$1,000 per US$1,000 principal amount of Notes. If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method, then the Company shall concurrently either post the Default Settlement Method or fixed Settlement Method, as applicable, on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the Commission. Notwithstanding the foregoing, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Conversion Date pursuant to this Section 14.02. For the avoidance of doubt, such change or election (as the case may be), if made, will be effective without the need to amend this Indenture or the Notes.
(v)Subject to Section 14.03 and Section 14.04, the cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
(A)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each US$1,000 principal amount of Notes being converted a number of Class A Ordinary Shares equal to the Conversion Rate in effect on the Conversion Date for such conversion, as set forth in this Section 14.02;
(B)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the

Company shall pay to the converting Holder in respect of each US$1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and
(C)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each US$1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.
(vi)The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any Fractional Shares, the Company shall notify the Trustee and the Conversion Agent in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering Fractional Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination or the distribution of such cash payable in lieu of Fractional Shares.
(a)Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, (1) comply with the procedures of the Depositary in effect at that time for converting a beneficial interest in a Global Note (including delivery to the Conversion Agent of a notice as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) as attached hereto ), and (2), if required, pay funds equal to Special Interest, if any, payable on the next Special Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), and (ii) in the case of a Physical Note (1) complete, manually sign and deliver a duly completed irrevocable Notice of Conversion to the Conversion Agent at the specified office of the Conversion Agent, the Company and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Class A Ordinary Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the specified office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to Special Interest, if any, payable on the next Special Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be delivered and no Notes may be surrendered by a Holder for conversion thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, in accordance with Section 15.03. Notice of Conversion shall be delivered at the Corporate Trust Office of any Conversion Agent on any Business Day from 9:00 a.m. to 5:00 p.m. at the location of the Conversion Agent to which such Notice of Conversion is delivered. Any Notice of Conversion and any Physical Note (if issued) deposited outside the hours specified or on a day that is not a Business Day at the location of the Conversion Agent shall for all purposes be deemed to have been delivered with that Conversion Agent between 9:00 a.m. and 5:00 p.m. on the next Business Day.
By converting a beneficial interest in a Global Note, the Holder is deemed to represent to the Company that (i) such Holder is not an “affiliate” (as defined in Rule 144) of the Company and has not been an “affiliate” of the Company during the three months immediately preceding the Conversion Date and (ii) such Holder is not a distributor (as defined in Regulation S), a dealer, or a person receiving a selling concession, fee, or other remuneration in connection with buying and selling of securities or, if the Holder is a distributor, a dealer or such a person, the Holder did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.
To convert the Holder must (1) complete and manually sign the Notice of Conversion, (2) deliver the duly completed Notice of Conversion, which is irrevocable, to the Conversion Agent and the Company and deliver the Notes being converted to the Trustee through the “Deposit/Withdrawal of Custodian” (DWAC) service of the DTC or by another transfer method as may be directed by the Trustee; (3) if required, furnish appropriate endorsements and transfer documents; and (4) if required, pay funds equal to Special Interest, if any, payable on the next Special Interest Payment Date to which the Holder is not entitled.
If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(b)A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method, provided that in respect of all conversions for which the relevant Conversion Date occurs on or after the Special Interest Payment Date immediately preceding the Maturity Date, if the Company elects Physical Settlement, the Company will deliver the consideration due in respect of conversion on the Maturity Date. If any Class A Ordinary Shares are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to such Holder, or such Holder’s nominee or nominees, the full number of Class A Ordinary Shares to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.
(c)In case any Note shall be surrendered for partial conversion, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, issue, transfer or similar tax (including any penalties and interest related thereto) required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(d)If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer or similar tax (including any penalties and interest related thereto) due on the delivery of any Class A Ordinary Shares upon conversion of the Notes, unless the tax is due because the Holder requests such Class A Ordinary Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to deliver the certificates representing the Class A Ordinary Shares being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(e)Except as provided in Section 14.04, no adjustment shall be made for dividends on any Class A Ordinary Shares delivered upon the conversion of any Note as provided in this Article 14.
(f)Upon the conversion of an interest in a Global Note, the Trustee, acting at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
(g)Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid Special Interest, if any, except as set forth below and the Company will not adjust the Conversion Rate for any accrued and unpaid Special Interest on the Notes, if any. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid Special Interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid Special Interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and Class A Ordinary Shares, accrued and unpaid Special Interest, if any, will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Special Interest Record Date and prior to the open of business on the immediately following Special Interest Payment Date, Holders of such Notes as of the close of business on such Special Interest Record Date will receive the full amount of interest, if any, payable on such Notes on the corresponding Special

Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Special Interest Record Date to the open of business on the immediately following Special Interest Payment Date must be accompanied by funds equal to the amount of Special Interest, if any, payable on the Notes so converted (regardless of whether the converting Holder was the holder of record on the corresponding Special Interest Record Date); provided that no such payment shall be required (1) for conversions following the Special Interest Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Special Interest Record Date and on or prior to the third Scheduled Trading Business Day immediately succeeding the corresponding Special Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Special Interest Record Date and on or prior to the third Scheduled Trading Day immediately succeeding the corresponding Special Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Neither the Trustee nor the Conversion Agent (if other than the Trustee) will have any duty to determine or verify (i) determination by the Company of whether any of the conditions to conversion have been satisfied or (ii) the Conversion Rate.
(h)The Person in whose name any Class A Ordinary Shares shall be delivered upon conversion is registered shall be treated by the Company as a holder of record of such Class A Ordinary Shares as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
(i)The Company shall not issue any Fractional Shares upon conversion of the Notes and shall instead pay cash in lieu of delivering any Fractional Shares deliverable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of Class A Ordinary Shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any Fractional Shares remaining after such computation shall be paid in cash.
Section 14.03Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Class A Ordinary Shares (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the third Scheduled Trading Day immediately prior to the related Fundamental

Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). The Company shall provide written notification to Holders and the Trustee (and the Conversion Agent, if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
(a)Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Share Price.
(b)The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed to be paid) per Class A Ordinary Share in the Make-Whole Fundamental Change. If the holders of the Class A Ordinary Shares receive in exchange for their Class A Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per Class A Ordinary Share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.
(c)The Share Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.
(d)The following table sets forth the number of Additional Shares to be received per US$1,000 principal amount of Notes pursuant to this Section 14.03 for each Share Price and Effective Date set forth below:

	Share Price (US$)
Effective Date	4.68	6.00	6.55	7.00	8.00	8.52	10.00	12.50	15.00	20.00	30.00
June 13, 2025	61.0500	35.1517	28.4489	24.0800	16.9025	14.1667	8.7480	4.0248	1.8507	0.2920	0.0000
June 15, 2026	61.0500	35.1517	28.0305	23.4214	15.9800	13.1995	7.8180	3.3408	1.4040	0.1505	0.0000
June 15, 2027	61.0500	33.4050	25.9496	21.2500	13.8863	11.2230	6.2480	2.3776	0.8520	0.0315	0.0000
June 15, 2028	61.0500	28.8800	21.9863	17.6571	10.9588	8.5892	4.3260	1.3216	0.3307	0.0000	0.0000
June 15, 2029	61.0500	25.0350	17.5954	13.1686	6.9050	4.9354	1.8760	0.2992	0.0093	0.0000	0.0000
June 15, 2030	61.0500	14.0414	0.0465	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:
(i)if the Share Price is between two Share Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
(ii)if the Share Price is greater than US$30.00 per Class A Ordinary Share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and
(iii)if the Share Price is less than US$4.68 per Class A Ordinary Share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 213.6752 Class A Ordinary Shares, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.
(e)Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04.
(f)If the Holder elects to convert its Notes in connection with a Redemption Notice pursuant to Article 16, in each case, the Conversion Rate shall be increased by a number of Additional Shares determined pursuant to this Section 14.03(g). The Company shall settle conversions of Notes as described in Section 14.02 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such conversion.

A conversion shall be deemed to be “in connection with” a Redemption Notice pursuant to Article 16, in each case, if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the date the Company provides the related Redemption Notice to Holders until the close of business on the third Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price). The Trustee shall have no obligation to make any determination in connection with the foregoing.
Simultaneously with providing such Redemption Notice, the Company shall publish a notice containing this information on the Company’s website or through such other public medium as the Company may use at that time.
The number of Additional Shares by which the Conversion Rate will be increased in the event the Company elects to redeem the Notes pursuant to Article 16 hereof will be determined by reference to the table in clause (e) above based on the Redemption Reference Date and the Redemption Reference Price (each as defined below), but determined for purposes of this Section 14.03(g) as if (x) the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change, (y) the applicable “Redemption Reference Date” were the “Effective Date” as specified in clause (c) above and (z) the applicable “Redemption Reference Price” were the “Share Price” as specified in clause (c) above. “Redemption Reference Date” means the date the Company delivers the relevant Redemption Notice. “Redemption Reference Price” means, for any conversion in connection with a Redemption Notice pursuant to Article 16, in each case, the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the ten consecutive Trading Day period ending on, and including the Trading Day immediately preceding, the date the Company delivers the relevant Redemption Notice.
In the event that a conversion during the period from, and including, the applicable Redemption Notice date up to, and including, the third Scheduled Trading Day immediately prior to the related Redemption Date would also be deemed to be a conversion in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the earliest date of the applicable Redemption Notice and the Effective Date of any applicable Make-Whole Fundamental Change, and the later event(s) will be deemed not to have occurred for purposes of this Section with respect to such conversion.
Section 14.04Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Class A Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of Class A Ordinary Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. The Company shall make all these calculations in good faith. Neither the Trustee nor the Conversion Agent nor any of the Agents shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the Conversion Rate and the same shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Conversion Rate shall be given by the Company promptly in writing to the Holders, the Trustee, the Paying Agent and the Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.
(a)If the Company exclusively issues Class A Ordinary Shares as a dividend or distribution on the Class A Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Class A Ordinary Shares of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;
OS0	=
the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, share split or combination); and

OS1	=	the number of Class A Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for the Class A Ordinary Shares for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)If the Company issues to all or substantially all holders of the Class A Ordinary Shares any rights (other than in connection with a shareholder rights plan), options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares at a price per Class A Ordinary Share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Class A Ordinary Shares for such issuance;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0	=	the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	=	the total number of Class A Ordinary Shares deliverable pursuant to such rights, options or warrants; and
Y	=
the number of Class A Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Class A Ordinary Share over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for the Class A Ordinary Shares for such issuance. To the extent that Class A Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Ordinary Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effect as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Ordinary Shares at a price per Class A Ordinary Share that is less than such average of the Last Reported Sale Prices of the Class A Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Class A Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Ordinary Shares excluding (i) rights issued under a shareholder rights plan (except as described below), (ii) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (iii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), (iv) distributions of Reference Property in exchange for or upon conversion of the Company’s Class A Ordinary Shares in a transaction set forth in Section 14.07, (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”) and (vi) a tender offer or an exchange offer of the Class A Ordinary Shares as to which the provisions set forth in Section 14.04(e) shall apply, then the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Class A Ordinary Shares for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0	=
the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Class A Ordinary Share on the Ex-Dividend Date for the Class A Ordinary Shares for such distribution.

Any increase made under the foregoing portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for the Class A Ordinary Shares for such distribution. If such distribution is not so paid or made in full, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually paid or made. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the Class A Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Class A Ordinary Shares equal to the Conversion Rate in effect on the Record Date for the Class A Ordinary Shares for the distribution.
With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Class A Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (other than solely pursuant to (x) distribution of Reference Property in exchange for or upon conversion of Class A Ordinary Shares in a transaction set forth in Section 14.07 or (y) a tender offer or an exchange offer for the Class A Ordinary Shares as to which the provisions set forth in Section 14.04(e) shall apply), that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in lieu of the foregoing adjustment above in this Section 14.04(c) shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Ordinary Shares applicable to one Class A Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the Class A Ordinary Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references in this Section 14.04(c) with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between (and including, in each case) the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.
If any distribution in a Spin-Off is declared but not paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Class A Ordinary Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Class A Ordinary Share redemption or purchase price received by a holder or holders of Class A Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:
(A)a dividend or distribution of Class A Ordinary Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(B)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Class A Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).
(d)If any cash dividend or distribution is made to all or substantially all holders of the Class A Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Class A Ordinary Shares for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Class A Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the amount in cash per Class A Ordinary Share the Company distributes to all or substantially all holders of the Class A Ordinary Shares.
Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the Class A Ordinary Shares for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Class A Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Class A Ordinary Shares equal to the Conversion Rate on the Record Date for the Class A Ordinary Shares for such cash dividend or distribution.
(e)If the Company or any of its Subsidiaries or Consolidated Affiliated Entities makes a payment in respect of a tender or exchange offer for the Class A Ordinary Shares, to the extent that the Tender/Exchange Offer Consideration (as defined below) included in the payment per Class A Ordinary Share exceeds the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:
where,

CR0	#VALUE!
the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=
the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=
the aggregate value of all cash and any other consideration (as determined by the Board of Directors thereof in good faith and as of the time such tender or exchange offer expires (the “Tender/Exchange Offer Consideration”)) paid or payable for Class A Ordinary Shares purchased in such tender or exchange offer;

OS0	=
the number of Class A Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of Class A Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references with respect to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, and including such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including the Trading Day next succeeding the expiration date of such tender or exchange offer, references with respect to 10 Trading Days in this Section 14.04(e) shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. For the avoidance of doubt, no adjustment under this Section 14.04(e)

will be made if such adjustment would result in a decrease in the Conversion Rate (other than, for the avoidance of doubt, any readjustment described in Section 14.04(f)).
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of the Class A Ordinary Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of the Class A Ordinary Shares, if any, actually made, and not rescinded, in such tender or exchange offer.
(f)Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if any Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would receive Class A Ordinary Shares and become the record holder of such Class A Ordinary Shares prior to such Record Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Class A Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Ordinary Shares or any securities convertible into or exchangeable for Class A Ordinary Shares or the right to purchase Class A Ordinary Shares or such convertible or exchangeable securities.
(h)Notwithstanding the foregoing, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any Fundamental Change or Make-Whole Fundamental Change and (ii) in the case of any note to which Physical Settlement applies, the relevant Conversion Date, and, in the case of any note to which Cash Settlement or Combination Settlement applies, each Trading Day of the applicable Observation Period. In addition, the Company shall not account for such deferrals when determining what number of Class A Ordinary Shares a Holder would have held on a given day had it converted its Notes.
(i)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the

Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Class A Ordinary Shares or rights to purchase Class A Ordinary Shares in connection with a dividend or distribution of Class A Ordinary Shares (or rights to acquire Class A Ordinary Shares) or similar event.
(j)Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:
(i)upon the issuance of any Class A Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Ordinary Shares under any plan;
(ii)upon the issuance of any Class A Ordinary Shares or options or rights to purchase those Class A Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries, Consolidated Affiliated Entities or their Subsidiaries;
(iii)upon the repurchase of any Class A Ordinary Shares pursuant to an open-market share purchase program or other buy-back transaction, including derivative transactions or any other buy-back transaction that is not a tender offer or exchange offer of the kind described in clause (e) of this Section 14.04 above;
(iv)upon the issuance of any Class A Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the above clauses of this subsection and outstanding as of the date the Notes were first issued;
(v)solely for a change in the par value of the Class A Ordinary Shares; or
(vi)for accrued and unpaid Special Interest, if any.
(k)All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a Class A Ordinary Share.
(l)Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 14.04 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, and (iii) the date as of which such adjustment is effective, and such Officers’ Certificate shall be conclusive evidence of the accuracy of such adjustment absent manifest error. Unless and until a Responsible Officer of the Trustee and Conversion Agent (if not the Trustee) shall have received such Officers’ Certificate, the Trustee and Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.

Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein.
(m)For purposes of this Section 14.04, the number of Class A Ordinary Shares at any time outstanding shall not include Class A Ordinary Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Class A Ordinary Shares held in the treasury of the Company, but shall include Class A Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares.
(n)For purposes of this Section 14.04, the “effective date” means the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
Section 14.05Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the Share Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of the Company’s election to redeem the Notes in connection with a Tax Redemption, Optional Redemption or Cleanup Redemption, as the case may be, over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 14.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 14.04 where the Record Date for the Class A Ordinary Shares, Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, Share Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
Section 14.06Ordinary Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Class A Ordinary Shares or Class A Ordinary Shares held in treasury, a sufficient number of Class A Ordinary Shares due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Class A Ordinary Shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).
Section 14.07Effect of Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares. (a) In the case of:
(i)any recapitalization, reclassification or change of the Class A Ordinary Shares (other than changes resulting from a subdivision or combination and changes in par value or from par value to no par value (or vice versa)),

(ii)any consolidation, merger, combination or similar transaction involving the Company,
(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries, Consolidated Affiliated Entities and their Subsidiaries substantially as an entirety; or
(iv)any statutory share exchange,
in each case, as a result of which the Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Class A Ordinary Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided, however, that at and after the effective time of such Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any Class A Ordinary Shares that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Class A Ordinary Shares would have been entitled to receive in such Merger Event (such amount and type of Reference Property per one Class A Ordinary Share, without giving effect to any arrangement not to issue or deliver a fractional portion of any Reference Property, a “Reference Property Unit”) and (III) the Daily VWAP shall be calculated based on the value of a Reference Property Unit that a holder of one Class A Ordinary Share would have received in such transaction.
If the Merger Event causes the Class A Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Class A Ordinary Shares and (ii) the Reference Property Unit for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Class A Ordinary Share. The Company shall provide written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made. For purposes of provisions under Section 16.02, each reference to any number of Class A

Ordinary Shares in such provisions (or any related definitions) shall instead be deemed to be a reference to the same number of Reference Property Units. For purposes of the “Record Date” definition, the term “Ordinary Shares” shall be deemed to refer to any class of securities forming part of the Reference Property. The “Last Reported Sale Price” of any Reference Property Unit or a portion thereof, as applicable, shall be determined by the Company in good faith (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the holders of Class A Ordinary Shares receive only cash in such transaction, then for all conversions with a Conversion Date that occurs on or after the effective date of such transaction the consideration due upon conversion of each US$1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased as described under Section 14.03(g)), multiplied by the price paid per Class A Ordinary Share in such transaction. The Company will provide written notification of such transaction to Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the second Business Day after the effective date of such transaction (unless such transaction constitutes a Make-Whole Fundamental Change, in which case the notice period as set forth under Section 14.03(a) shall apply instead to such transaction).
Such supplemental indenture described in the second immediately preceding paragraph shall (i) provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof) and (ii) contain such other provisions that the Board of Directors determines in good faith are appropriate to preserve the economic interests of the Holders and to give effect to the provisions described in this Section 14.07. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 15.02 and the right of Holders to require the Company to repurchase their Notes on the Repurchase Date pursuant to Section 15.01, as the Board of Directors shall consider in good faith necessary by reason of the foregoing.
(a)When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and an Opinion of Counsel stating that subject to customary assumptions, exceptions and qualifications, all conditions precedent to the execution and delivery of such supplemental indenture have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(b)The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.
(c)The above provisions of this Section shall similarly apply to successive Merger Events.
Section 14.08Certain Covenants. (a) The Company covenants that all Class A Ordinary Shares delivered upon conversion of Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(a)The Company covenants that, if any Class A Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Class A Ordinary Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
(b)The Company further covenants that if at any time the Class A Ordinary Shares shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Class A Ordinary Shares shall be so listed on such exchange or automated quotation system, any Class A Ordinary Shares deliverable upon conversion of the Notes.
(c)The Company has reserved and will keep available at all times a sufficient number of Class A Ordinary Shares deliverable upon conversion of the Notes, plus any Additional Shares deliverable pursuant to Section 14.03(g), assuming Physical Settlement applies to each Conversion. The Company will, at its cost, obtain approval to list the maximum number of Class A Ordinary Shares deliverable upon conversion of the Notes (assuming Physical Settlement applies to each Conversion, but not including any Additional Shares deliverable pursuant to Section 14.03(g)) on The NASDAQ Global Select Market. Prior to the scheduled delivery of any Additional Shares deliverable pursuant to Section 14.03(g) upon conversion of the Notes, the Company will, at its cost, obtain approval to list such Additional Shares on The NASDAQ Global Select Market.
Section 14.09Responsibility of Trustee. Neither the Trustee nor the Conversion Agent shall at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or in this Indenture or in any supplemental indenture provided to be employed, in making the same. The Trustee and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of the Class A Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note or for the distribution of any cash payable in lieu of any Fractional Shares; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Class A Ordinary Shares or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company in connection therewith. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent shall be under any responsibility to (a) determine whether a supplemental indenture needs to be entered into or (b) determine the correctness of any provisions contained in any supplemental indenture entered into. The Trustee and the Conversion Agent shall be protected in conclusively relying upon the Officers’ Certificate (which the Company shall be obligated to deliver to the Trustee and the Conversion Agent prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any requirements or conditions (to the extent applicable) contemplated by Article 14, if any, have occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Article 14 with respect to the commencement or termination of such conversion rights, if any, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Article 14. The parties hereto agree that all notices to the Trustee or the Conversion Agent under this Article 14 shall be in writing.
Section 14.10Notice to Holders Prior to Certain Actions. In case of any:
(a)action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;
(b)Merger Event; or
(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Ordinary Shares of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Ordinary Shares of record shall be entitled to exchange their Class A Ordinary Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
Section 14.11Shareholder Rights Plans. If, at the time of any conversion, the Company has a rights plan in effect upon conversion of the Notes, each Class A Ordinary Share delivered upon such conversion, if any, shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Class A Ordinary Shares delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion, the rights have separated from the Class A Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Class A Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 14.12[Reserved].
Section 14.13Exchange In Lieu Of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), cause such Notes to be delivered to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree in writing to timely pay, deliver or cause to deliver, as the case may be, in exchange for such Notes, the cash, Class A Ordinary Shares or a combination thereof, as applicable, that would otherwise be due upon conversion pursuant to Section 14.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election and the Company shall promptly notify the Designated Financial Institution(s), the Trustee and the Conversion Agent (if other than the Trustee) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.
(a)Any Notes exchanged by the Designated Financial Institution(s) shall remain outstanding, subject to applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay, deliver and/or cause to deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.
(b)The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

Article 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS
Section 15.01Repurchase at Option of Holders. (a) Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on June 15, 2028 (the “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is equal to US$1,000 principal amount or an integral multiple of US$1,000 in excess thereof, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid Special Interest, if any, to, but not including, the Repurchase Date (unless the Repurchase Date falls after a Special Interest Record Date but on or prior to the immediately succeeding Special Interest Payment Date, in which case the Company shall pay on the Special Interest Payment Date the full amount of accrued and unpaid Special Interest, if any, to the Holder of record as of the close of business on such Special Interest Record Date, and the Repurchase Price will be equal to 100% of the principal amount of the Notes to be repurchased). Not later than 20 Business Days prior to the Repurchase Date, the Company shall deliver a notice (the “Company Notice”) by electronic mail and first class mail to the Trustee, to the Paying Agent, the Conversion Agent if other than the Trustee and by first class mail to each Holder at its address shown in the Note Register of the Note Registrar (and to beneficial owners as required by applicable law and to the Conversion Agent if other than the Trustee). The Company Notice shall include a Form of Repurchase Notice to be completed by a holder and shall state:
(i)the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);
(ii)the Repurchase Price;
(iii)the Repurchase Date;
(iv)the name and address of the Trustee, the Paying Agent and the Conversion Agent, or any other agent appointed for the repurchase, if applicable;
(v)that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;
(vi)that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and
(vii)the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.
At the Company’s written request, given at least five (5) days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information on the Company’s website or through such other public medium as the Company may use at that time.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.
Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:
(A)delivery to the Paying Agent (or an Agent appointed for such purpose) by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the third Business Day immediately preceding the Repurchase Date; and
(B)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Paying Agent Office or other agent appointed for this purpose, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.
Each Repurchase Notice shall state:
(A)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(B)the portion of the principal amount of the Notes to be repurchased, which must be US$1,000 or an integral multiple of US$1,000 in excess thereof; and
(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent (or any other agent appointed for such purpose) in accordance with Section 15.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.
(a)Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 15.02Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of US$1,000 in excess thereof, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.02(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid Special Interest, if any, thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Special Interest Record Date but on or prior to the Special Interest Payment Date to which such Special Interest Record Date relates, in which case the Company shall instead pay on the Special Interest Payment Date the full amount of accrued and unpaid Special Interest, if any, and any Additional Amounts with respect to such redemption price to Holders of record as of such Special Interest Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased and any Additional Amounts with respect to such redemption price pursuant to this Article 15. The Trustee and the Conversion Agent, Paying Agent or any other agent appointed for such purpose shall have no responsibility to determine the Fundamental Change Repurchase Price.

(a)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case on or before the close of business on the third Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Paying Agent Office, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(i)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(ii)the portion of the principal amount of Notes to be repurchased, which must be US$1,000 or an integral multiple of US$1,000 in excess thereof; and
(iii)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent in accordance with Section 15.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof to the extent such Holder has also surrendered a Repurchase Notice with respect to such Note in accordance with Section 15.01 and not validly withdrawn such Repurchase Notice in accordance with Section 15.03.
(b)On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders, the Trustee, the Paying Agent and the Conversion Agent (if other than the Trustee) or any other agent appointed for such purpose a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:
(i)the events causing the Fundamental Change and whether such events also constitute a Make-Whole Fundamental Change;
(ii)the effective date of the Fundamental Change;
(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
(iv)the Fundamental Change Repurchase Price;
(v)the Fundamental Change Repurchase Date;
(vi)the name and address of the Trustee, the Paying Agent and the Conversion Agent (if other than the Trustee) or any other agent appointed for repurchase, if applicable;
(vii)if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of such Fundamental Change if it is a Make-Whole Fundamental Change;
(viii)if applicable, that the Notes with respect to which a Repurchase Notice or a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice or the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
(ix)the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and delivered to the Trustee no later than 3 Business Days (or such shorter period as is acceptable to the Trustee) prior to the date the Fundamental Change Company Notice is to be sent.
(c)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 15.03Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Paying Agent (or other Agent appointed for such purpose) an in accordance with this Section 15.03 at any time prior to the close of business on the third Business Day immediately preceding the Repurchase Date or prior to the close of business on the third Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:
(i)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be US$1,000 or an integral multiple of US$1,000 in excess thereof,
(ii)in the case of Physical Notes, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(iii)the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of US$1,000 or an integral multiple of US$1,000;
provided, however, that if the Notes are Global Notes, the notice must comply with applicable procedures of the Depositary.
Section 15.04Deposit of Repurchase Price or Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee or the Paying Agent (or any other agent appointed for this purpose by the Company) (or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent (or other agent appointed for this purpose by the Company) and the Trustee, as applicable, payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent (or other Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by wire transfer in immediately available funds for the amount payable to the Holders of such Notes entitled thereto to the account designated by such Person; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent (or other agent appointed for this purpose by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.
(a)If by 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Paying Agent (or other agent appointed for this purpose by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the Notes that have been properly surrendered for repurchase to the Paying Agent (or other Agent appointed for such purpose) and not validly withdrawn, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) such Notes will cease to be outstanding, (ii) Special Interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and the right of the Holder on the applicable Special Interest Record Date to receive previously accrued and unpaid Special Interest, if any, upon delivery or transfer of the Notes to the extent not included in the Repurchase Price or Fundamental Change Repurchase Price, as the case may be).
(b)Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 15.05Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:
(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)file a Schedule TO or other required schedule under the Exchange Act; and
(c)otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by the Company as set forth above in this Section 15.05, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by the Company as set forth above in this Section 15.05 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes); provided that the Company will continue to be obligated to (i) deliver the applicable Fundamental Change notice to the holders (which Fundamental Change notice will state that such third party will make such an offer to purchase the Notes), (ii) comply with applicable securities laws as set forth in this Section 15.05 in connection with any such purchase and (iii) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes in the event such third party fails to make such payment in such amount at such time.
Notwithstanding anything to the contrary in this Indenture, to the extent that the provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.
Article 16
TAX REDEMPTION, OPTIONAL REDEMPTION AND CLEANUP REDEMPTION
Section 16.01Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction. Other than as described in this Article 16, the Notes may not be redeemed by the Company at its option prior to maturity. If the Company has, or on the next Special Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts, as a result of:
(a)any change or amendment on or after, June 10, 2025, or, in the case of a successor to the Company, the date such successor assumes all of the Company’s obligations under the Notes and this Indenture, or in the case of a jurisdiction that becomes a Relevant Taxing

Jurisdiction on a date that is after June 10, 2025, after such date upon which such jurisdiction becomes a Relevant Taxing Jurisdiction, in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or
(b)any change on or after, June 10, 2025 or, in the case of a successor to the Company, the date such successor assumes all of the Company’s obligations under the Notes and this Indenture, or in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date that is after June 10, 2025, after such date upon which such jurisdiction becomes a Relevant Taxing Jurisdiction, in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination)
(each, a “Change in Tax Law”), the Company may, at its option at any time, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) at a redemption price equal to 100% of the principal amount (the “Tax Redemption Price”), plus accrued and unpaid Special Interest, if any, to, but not including, the date fixed by the Company for redemption (the “Tax Redemption Date”), including any Additional Amounts then due or that will become due on the Tax Redemption Date with respect to such Special Interest, if any, and Redemption Price (such redemption, a “Tax Redemption”); provided that the Company may only redeem the Notes if: (i) the Company cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a commercially reasonable measure); and (ii) the Company delivers to the Trustee an opinion of outside legal counsel or a tax advisor of recognized standing in the Relevant Taxing Jurisdiction attesting to such Change in Tax Law and an Officers’ Certificate stating that based on its determination its obligation to pay Additional Amounts cannot be avoided by taking commercially reasonable measures available to the Company. The Trustee is entitled to rely upon such opinion and Officers’ Certificate (without further investigation and inquiry) as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it shall be conclusive and binding on the Holders.
If the Tax Redemption Date occurs after a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date, the Company shall pay or cause the Paying Agent to pay, on the Special Interest Payment Date, the full amount of accrued and unpaid Special Interest, if any, due on such Special Interest Payment Date, and any Additional Amounts with respect to such Special Interest, to the record holder of the Notes on the Special Interest Record Date corresponding to such Special Interest Payment Date, and the Redemption Price payable to the Holder who presents a Note for such Tax Redemption shall be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price. The Company shall notify the Trustee in writing of its election to redeem the Notes pursuant to a Tax Redemption and the date on which such Special Interest, if any, and any Additional Amounts with respect to such Special Interest shall be paid at the time the Company provides notice of such redemption.

The Company shall give the Trustee and Holders of Notes not less than 45 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ notice of redemption (a “Tax Redemption Notice”) prior to the Tax Redemption Date. Simultaneously with providing such notice, which will include the Redemption Price, the Tax Redemption Date and the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such notice of redemption and before the close of business on the third Scheduled Trading Day immediately before the related Tax Redemption Date and the applicable Conversion Rate determined pursuant to Section 14.03(g), the Company shall publish a notice containing this information on the Company’s website or through such other public medium as the Company may use at that time. The Tax Redemption Date must be a Business Day. The Company may not specify a Tax Redemption Date that falls on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date.
Upon receiving such notice of redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether of any Special Interest or payment upon required repurchase, redemption, maturity or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price), and all future payments with respect to such Notes shall be subject to the deduction or withholding of the applicable Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with the Company’s election to redeem the Notes in respect of such Change in Tax Law pursuant to Section 14.03(g), the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.
Subject to the applicable procedures of DTC in the case of Global Notes, a Holder electing to not have its Notes redeemed must deliver to the Trustee and the Paying Agent a written notice of election so as to be received by the Trustee and the Paying Agent or otherwise by complying with the requirements for conversion in Section 14.02(b) prior to the close of business on the third Scheduled Trading Day immediately preceding the Tax Redemption Date, in which case the Holder shall be deemed to have delivered a notice of its election to not have its Notes so redeemed. A Holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Trustee and the Paying Agent a written notice of withdrawal prior to the close of business on the third Scheduled Trading Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price). If no election is made or deemed to have been made, the Holder shall have its Notes redeemed without any further action.
Notwithstanding anything to the contrary above, no Notes may be redeemed by the Company if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).
Section 16.02Optional Redemption by the Company. The Company may not redeem the Notes prior to June 21, 2028, except under the circumstances described in Section 16.01 and Section 16.03.
(a)On or after June 21, 2028, the Company may redeem for cash all or part of the Notes, at its option (such redemption, an “Optional Redemption”), if the Last Reported Sale Price of the Class A Ordinary Shares has been at least 130% of the Conversion Price then in effect on (i) each of at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately prior to the date the Company provides notice of redemption and (ii) the Trading Day immediately preceding the date the Company sends such notice.
(b)In case the Company exercises its option to redeem all or, as the case may be, any part of the Note, it shall fix a date for redemption (the “Optional Redemption Date”) and shall give the Holders, Trustee, Conversion Agent, Paying Agent and each Holder of the Notes not less than 45 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ notice (an “Optional Redemption Notice”) prior to the Optional Redemption Date, and the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed (the “Optional Redemption Price”), plus accrued and unpaid Special Interest, if any, to, but not including, the Optional Redemption Date (unless the Optional Redemption Date falls after a Special Interest Record Date but on or prior to the immediately succeeding Special Interest Payment Date, in which case the Company shall pay on the Special Interest Payment Date the full amount of accrued and unpaid Special Interest, if any, to the holder of record as of the close of business on such Special Interest Record Date, and the Optional Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed). The Optional Redemption Date must be a Business Day. The Company may not specify an Optional Redemption Date that falls on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date. The Company shall send to each Holder (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) a written Optional Redemption Notice containing certain information set forth in this Indenture, including:
(i)the Optional Redemption Date;
(ii)the Optional Redemption Price;
(iii)the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such Optional Redemption Notice and before the close of business on the third Scheduled Trading Day immediately before the related Optional Redemption Date;
(iv)that on the Optional Redemption Date, the Optional Redemption Price will become due and payable for each Note to be redeemed, and that Special Interest thereon,

if any, shall cease to accrue on and after the Optional Redemption Date unless the Company defaults in the payment of the Optional Redemption Price;
(v)the place or places where the Notes subject to such redemption are to be surrendered for payment of the Optional Redemption Price;
(vi)that Holders may surrender Notes for conversion at any time prior to the close of business on the third Scheduled Trading Day prior to the Optional Redemption Date (unless the Company fails to pay the Optional Redemption Price, in which case a Holder of Notes may convert such Notes until such later date on which the Optional Redemption Price has been paid or duly provided for);
(vii)the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;
(viii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes; and
(ix)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed, and that upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.
Simultaneously with providing such notice, the Company shall publish a notice containing this information on the Company’s website or through such other public medium as the Company may use at that time.
An Optional Redemption Notice shall be irrevocable. At the Company’s prior written request, the Trustee shall give the Optional Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business five Scheduled Trading Day prior to the date the Optional Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate and a Company Order requesting that the Trustee give such Optional Redemption Notice together with the Optional Redemption Notice to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Optional Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Optional Redemption Notice or any defect in the Optional Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note.
If the Company decides to redeem fewer than all of the outstanding Notes, the Notes to be redeemed will be selected (x) in the case of a certificated Note, by the Trustee (in principal amounts of US$1,000 or multiples of US$1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be appropriate and, (y) in the case of a Global Note, in accordance with, and subject to, DTC’s applicable procedures.

If a portion of a Holder’s Notes is selected for partial redemption and such Holder converts a portion of such Notes, the converted portion shall be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.
No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).
Section 16.03Cleanup Redemption. (a) The Company may at its option redeem for cash all but not part of the Notes at any time, on a redemption date (the “Cleanup Redemption Date”), if less than 10% of the aggregate principal amount of Notes originally issued remains outstanding at such time (for the avoidance of doubt, including all Notes previously surrendered to the Company pursuant to Section 14.13 (Exchange In Lieu Of Conversion) (such redemption, a “Cleanup Redemption”)).
(a)In the case of any Cleanup Redemption, the Company shall give the Trustee, the Conversion Agent (if other than the Trustee) and each Holder of the Notes not less than 45 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ written notice (a “Cleanup Redemption Notice”) prior to the Cleanup Redemption Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed (the “Cleanup Redemption Price”), plus accrued and unpaid Special Interest, if any, to, but not including, the Cleanup Redemption Date (unless the Cleanup Redemption Date falls after a Special Interest Record Date but on or prior to the immediately succeeding Special Interest Payment Date, in which case the Company shall pay on the Special Interest Payment Date the full amount of accrued and unpaid Special Interest, if any, to the holder of record as of the close of business on such Special Interest Record Date, and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed). The Cleanup Redemption Date must be a Business Day. The Company may not specify an Cleanup Redemption Date that falls on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date. The Company shall send to each Holder written Cleanup Redemption Notice containing certain information set forth in this Indenture, including:
(i)the Cleanup Redemption Date;
(ii)the Redemption Price;
(iii)the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such Cleanup Redemption Notice and before the close of business on the third Scheduled Day immediately before the related Cleanup Redemption Date;
(iv)that on the Cleanup Redemption Date, the Redemption Price will become due and payable for each Note to be redeemed, and that Special Interest thereon, if any,

shall cease to accrue on and after the Cleanup Redemption Date unless the Company defaults in the payment of the Redemption Price;
(v)the place or places where the Notes subject to such redemption are to be surrendered for payment of the Redemption Price;
(vi)that Holders may surrender Notes for conversion at any time prior to the close of business on the third Scheduled Trading Day prior to the Cleanup Redemption Date (unless the Company fails to pay the Redemption Price, in which case a Holder of Notes may convert such Notes until such later date on which the Redemption Price has been paid or duly provided for);
(vii)the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;
(viii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes; and
(ix)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed, and that upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.
Simultaneously with providing such notice of redemption, the Company shall publish a notice containing this information on the Company’s website or through such other public medium as the Company may use at that time.
A Cleanup Redemption Notice shall be irrevocable. At the Company’s prior written request, the Trustee shall give the Cleanup Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business five Business Days prior to the date the Cleanup Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate and a Company Order requesting that the Trustee give such Cleanup Redemption Notice together with the Cleanup Redemption Notice to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Cleanup Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Cleanup Redemption Notice or any defect in the Cleanup Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Cleanup Redemption of any other Note.
No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Cleanup Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 17
MISCELLANEOUS PROVISIONS
Section 17.01Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 17.02Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
Section 17.03Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Grab Holdings Limited, 3 Media Close, #01-03/06, Singapore 138498, Attention: Corporate Finance Department. Any notice, direction, request or demand hereunder to or upon the Trustee or the Paying Agent shall be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Paying Agent Office or sent electronically in PDF format. Any notice, direction, request or demand hereunder to or upon the Trustee shall be given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format and shall be deemed to be received upon actual receipt thereof by the Trustee. Notwithstanding any other provision of this Indenture, notices to the Trustee and any other Agent shall only be deemed received upon actual receipt thereof by a Responsible Officer at the Corporate Trust Office or the Paying Corporate Trust Office, as applicable.
All notices and other communications under this Indenture shall be in writing in English. So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by DTC, notices to owners of beneficial interests in the Global Notes may be given by delivery of the relevant notice to DTC for communication by it to entitled account holders in accordance with DTC’s applicable procedures.
The Company hereby acknowledges that it is fully aware of the risks associated with transmitting instructions via electronic methods (including facsimile), and being aware of these risks, authorizes the Trustee to accept and act upon any instruction sent to it or any Paying Agent, Transfer Agent, Conversion Agent or Note Registrar in the Company’s name or in the name of one or more appropriate authorized signers of the Company via electronic methods (including facsimile). The Trustee shall be entitled to rely on Section 7.06 of this Indenture when accepting or acting upon any instructions, communications or documents received by it, and shall not be liable in the event any notice or communication is not received, or is mutilated, illegible, interrupted, duplicated, incomplete, unauthorized or delayed for any reason, including (but not limited to) electronic or telecommunications failure.

Furthermore, notwithstanding the above, if any Trustee receives information or instructions delivered by electronic mail, other electronic method or other unsecured method of communication believed by it to be genuine and to have been sent by the proper person or persons, the Trustee or any Paying Agent, Transfer Agent, Conversion Agent or Note Registrar shall have (i) no duty or obligation to verify or confirm that the person who sent such instructions is in fact a person authorized to give instructions or directions on behalf of the Company and (ii) absent its or their gross negligence or willful misconduct, no liability for any losses, liabilities, costs or expenses incurred or sustained by any holder, the Company or any other person as a result of such reliance on or compliance with such information or instructions.
The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register or sent by electronic mail and shall be sufficiently given to it if so delivered within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it so delivered within the time prescribed.
Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 17.04Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF).
The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 17.05Submission to Jurisdiction; Service of Process. The Company irrevocably appoints Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to Grab Holdings Limited, 3 Media Close, #01-03/06, Singapore 138498, Attention: Corporate Finance Department, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.
Section 17.06Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that subject to customary assumptions, exceptions and qualifications, such action is permitted by the terms of this Indenture and that all conditions precedent to such action have been complied with.
Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.09) shall include (a) a statement that the person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and all conditions precedent to such action have been complied with.
Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.
Section 17.07Legal Holidays. In any case where any Special Interest Payment Date, Tax Redemption Date, Optional Redemption Date, Cleanup Redemption Date, Fundamental Change Repurchase Date, Conversion Date, Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 17.08No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 17.09Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 17.10Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 17.11Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 17.12Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 17.13Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST IN A GLOBAL NOTE, AS APPLICABLE, SHALL

BE DEEMED TO HAVE WAIVED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 17.14Force Majeure. In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, pandemics, epidemics and wide spread health crisis, or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Agents, as the case may be, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 17.15Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or in connection with a conversion and in no instance shall the Trustee, the Conversion Agent or the Agents be responsible for making such calculations and in no instance shall the Trustee or the Agents be responsible for making such calculations. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Class A Ordinary Shares, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, any accrued Special Interest payable on the Notes, the number of Additional Shares to be added to the Conversion Rate upon a Make-Whole Fundamental Change or in connection with a Redemption Notice, if any, the Conversion Rate of the Notes and any adjustments thereto. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any registered Holder of Notes upon the prior written request of that Holder at the sole cost and expense of the Company.
Section 17.16Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.
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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.
GRAB HOLDINGS LIMITED

By: /s/ Peter Oey_________
Name: Peter Oey
Title: Director and Chief Financial Officer

Signature Page to Indenture

U.S. Bank Trust Company, National Association, as Trustee
By: /s/ Wally Jones________________
Name: Wally Jones
Title: Vice President

Signature Page to Indenture

Exhibit A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO NOT OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, EXCEPT (A) TO GRAB HOLDINGS LIMITED (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT ARE “QUALIFIED INSTITUTIONAL BUYERS” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF (INCLUDING ANY ACQUISITION OF ANY INTEREST HEREIN) PRIOR TO THE DISTRIBUTION COMPLIANCE PERIOD END DATE, THE HOLDER HEREOF REPRESENTS THAT (1) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, (2) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (3) IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144
1

UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.
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Grab Holdings Limited
0.00% Convertible Senior Notes due 2030
No. [______]    [Initially]1 US$
CUSIP No. G4124CAA7 ISIN No. USG4124CAA74
Grab Holdings Limited, a company duly organized and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [    ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of US$[    ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$[ ] in aggregate at any time, in accordance with the rules and procedures of the Depositary, on June 15, 2030, and any Special Interest thereon as set forth below.
This Note will not bear regular cash interest, and the principal amount will not accrete. Special Interest, if any, will be payable as set forth in Section 6.03 of the within-mentioned Indenture, semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2025, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively.
Any reference to interest or Special Interest on, or in respect of, any Note therein shall refer solely to Special Interest if, in such context, Special Interest is, was or would be payable pursuant to such Section 6.03.
Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but not including, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
The Company shall pay or cause the Paying Agent to pay the principal of and Special Interest, if any, on this Note, so long as such Note is a Global Note, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated U.S. Bank Trust Company, National Association, as its Paying Agent, Conversion
1     Include if a Global Note.
2     Include if a Global Note.
3     Include if a Physical Note.
4     Include if a Global Note.
5     Include if a Physical Note.
3

Agent and Note Registrar in respect of the Notes and its Corporate Trust Office, as a place where Notes may be presented for payment or for registration of transfer.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
GRAB HOLDINGS LIMITED

By:
Name:
Title:

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Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized signatory

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[FORM OF REVERSE OF NOTE]
Grab Holdings Limited
0.00% Convertible Senior Notes due 2030
This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.00% Convertible Senior Notes due 2030 (the “Notes”), initially limited to the aggregate principal amount of US$1,500,000,000, subject to Section 2.10 of the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of June 13, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, indemnifications, privileges, disclaimers from liability and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and any Special Interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary shall have occurred, the principal of, and any Special Interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make or cause the Paying Agent to make all payments and deliveries in respect of the principal amount on the Maturity Date, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay or cause the Paying Agent to pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of Special Interest, if any, and including, for the avoidance of doubt, any payments of cash for any Fractional Shares or other consideration, and payment of cash and/or deliveries of Class A Ordinary Shares (together with any Fractional Shares) upon conversion of the Notes, to ensure that the net amount received by the beneficial owners of the Notes after any applicable withholding or deduction for present or future taxes, duties, assessments or governmental charges of whatever nature (including any penalties and interest related thereto) imposed or levied by or within a Relevant
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Taxing Jurisdiction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid Special Interest, if any, on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or Class A Ordinary Shares, as the case may be, herein prescribed.
The Notes are issuable in registered form without interest coupons in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required in connection therewith.
The Company may not redeem the Notes prior to the Maturity Date, except in the event of a Tax Redemption, an Optional Redemption or a Cleanup Redemption, as the case may be, as described in Article 16 of the Indenture. No sinking fund is provided for the Notes.
The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples of US$1,000 in excess thereof) on the Repurchase Date at a price equal to the Repurchase Price.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples of US$1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
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Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$1,000 principal amount of Notes or an integral multiple of US$1,000 in excess thereof, into cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
Terms used in this Note and defined in the Indenture are used herein as therein defined.

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ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
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Schedule A6
SCHEDULE OF EXCHANGES OF NOTES
Grab Holdings Limited
0.00% Convertible Senior Notes due 2030
The initial principal amount of this Global Note is [_____] UNITED STATES DOLLARS (US$[____]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

6     Include if a Global Note.
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Attachment 1
[FORM OF NOTICE OF CONVERSION]
To:    Grab Holdings Limited
[Address]
U.S. Bank Trust Company, National Association, as Conversion Agent
U.S. Bank Global Corporate Trust
333 Commerce Street, Suite 900
Nashville, TN 37201
Attn: W. Jones (Corporate Trust Administrator for Grab Holdings Limited)
The undersigned [holder of this Note]7 [beneficial owner of Notes in the aggregate principal amount of [_________]]8 (bearing CUSIP: __________ and ISIN: _____________)9 hereby exercises the option to convert that Note or the portion thereof (that is US$1,000 principal amount or an integral multiple of US$1,000 in excess thereof) below designated, into cash, any Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and/or Class A Ordinary Shares deliverable upon such conversion, together with any cash payable for any Fractional Shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the holder hereof unless a different name has been indicated below. Terms defined in the Indenture referred to in this Notice are used herein as so defined. If any Class A Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer or similar taxes (including any penalties and interest related thereto), if any, if required in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Notice. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
[In connection with the conversion of [this Note, or the portion hereof below designated] [the Notes in the aggregate principal amount below designated], the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company during the three months immediately preceding the date hereof.]10
The undersigned certifies:
(a)The undersigned is, and at the time any Class A Ordinary Shares are delivered in conversion of its Notes will be, the holder of the Class A Ordinary Shares, and the undersigned is not a distributor (as defined in Regulation S under the Securities Act), a dealer, or a person
7     Insert in case of a conversion of a certificated note.
8     Insert if the holder is a beneficial owner of a Note in a global form.
9     Converting bondholder to fill in the security identifiers of the series of Notes being converted.
10     Delete if the holder is an affiliate of the Company.
12

receiving a selling concession, fee, or other remuneration in connection with buying and selling of securities or, if the undersigned is a distributor, a dealer or such a person, the undersigned did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.
OR
(b)The undersigned is a broker-dealer acting on behalf of its customer; its customer has confirmed to the undersigned that it is, and at the time any Class A Ordinary Shares are delivered in conversion of the said Notes will be, the holder of the Class A Ordinary Shares, and it is not a distributor (as defined in Regulation S under the Securities Act), a dealer, or a person receiving a selling concession, fee, or other remuneration in connection with buying and selling of securities or, if it is a distributor, a dealer or such a person, it did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.

13

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Class A Ordinary Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of Class A Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): US$ ,000
14

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

15

Attachment 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To:    Grab Holdings Limited
U.S. Bank Trust Company, National Association, as Trustee and Paying Agent
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Grab Holdings Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple of US$1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date, accrued and unpaid Special Interest, if any, thereon to, but not including, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Certificate Number(s):

Dated:
Signature(s)

Signature Guarantee	Wire Instructions
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Class A Ordinary Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

16

Fill in for registration of Class A Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): US$ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

17

Attachment 3
[FORM OF REPURCHASE NOTICE]
To:    Grab Holdings Limited
U.S. Bank Trust Company, National Association, as Trustee
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Grab Holdings Limited (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple of US$1,000 in excess thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof.
In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:
Certificate Number(s):

18

Signature Guarantee	Wire Instructions
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): US$ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

19

Attachment 4
To: U.S. Bank Trust Company, National Association, as Trustee and as Note Registrar
[FORM OF ASSIGNMENT AND TRANSFER]
For value received _____________________ hereby sell(s), assign(s) and transfer(s) unto ______________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Distribution Compliance Period End Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐    To Grab Holdings Limited or a Subsidiary thereof; or
☐    To a non-U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended) that is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended.

20

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

21

Exhibit B
GRAB HOLDINGS LIMITED
AUTHORIZATION CERTIFICATE
I, [], [], acting on behalf of Grab Holdings Limited (the “Company”) hereby certify that:
(A)the persons listed below are (i) authorized Officers of the Company for purposes of the Indenture (the “Indenture”) dated as of June 13, 2025 between the Company and U.S. Bank Trust Company, National Association, as trustee, in relation to the 0.00% Convertible Senior Notes due 2030 (the “Notes”), (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite their names and (iii) the duly authorized persons who executed or will execute the Indenture and the Notes issued pursuant to the Indenture by their manual or facsimile signatures and were at the time of such execution, duly elected or appointed, qualified and acting as the holder of respective office or the offices set forth opposite their names;
(B)each of the individuals listed below have the authority to receive call backs at the telephone numbers as provided here upon request of [ ] in connection with the Notes issued pursuant to the Indenture:
[]: Email: [ ], Phone: [ ]; and
[]: Email: [ ], Phone: [ ].
(C)each signature appearing below is the person’s genuine signature; and
(D)attached hereto as Schedule I is a true, correct and complete specimen of the certificates representing the Notes.
1

Schedule I
Authorized Officers

Name	Title	Signature

[signature page to Authorization Certificate]

IN WITNESS WHEREOF, I have hereunto signed my name this __________ day of _______________ 2025.

GRAB HOLDINGS LIMITED

By:
Name:
Title:

[signature page to Authorization Certificate]